SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BANC OF CALIFORNIA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BANC OF CALIFORNIA

BANC OF CALIFORNIA, INC.

NOTICE OF

2020 MEETING OF STOCKHOLDERS AND PROXY STATEMENT

March 30, 2020

Dear Fellow Stockholder:

During this unprecedented period of the coronavirus (COVID-19) pandemic, we would like to first express our thoughts and prayers to those who have been impacted by COVID-19.  Banc of California, Inc. (the Company) is committed to promoting and maintaining the health and safety of our employees, clients, communities and investors. Through the unwavering dedication of our employees and the business continuity procedures we have in place, we have continued to provide services to our clients with as little disruption as possible, while adhering to the best practices recommended by government and health officials.  Please rest assured, we are committed to supporting our clients and communities through this difficult period of time.

With this commitment in mind, on behalf of the Board of Directors (Board) and management of the Company, we invite you to attend the Company’s 2020 Annual Meeting of Stockholders (the Annual Meeting or the Meeting). The Meeting will be held at 8:00 A.M., Pacific Daylight Time, on May 14, 2020 at Balboa Bay Resort, located at 1221 West Coast Highway, Newport Beach, California 92663. As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the Annual Meeting may be held either solely by means of remote communication (commonly referred to as a “virtual” meeting) or in-person but with stockholders having the option to attend by means of remote communication. If we determine to make the Meeting virtual or provide a remote option, we will announce the decision to do so in advance, and provide information on how to participate in a press release, which will be filed with the Securities and Exchange Commission as additional proxy soliciting material.

2019 was a transformational year for the Company. We successfully executed on three core strategic objectives to improve the foundation of our franchise: reduce our cost of deposits, de-risk and right- size our balance sheet and reduce expenses. We made substantial progress toward accomplishing these goals with a largely new executive management team, most of whom joined us in 2019. With our new team in place, we are well positioned to continue to improve our franchise and work to become California’s premier relationship-focused business bank. We also bolstered our Board by adding two new independent directors, both of whom have deep roots in the Southern California business community.

In addition, we have made many enhancements to our corporate governance practices in recent years, including declassifying our Board. Starting with this year’s Annual Meeting, all directors will stand for election every year. Moreover, based on the “say-on-pay” frequency most favored by stockholders at our last annual meeting, we will be more accountable with respect to our executive compensation program by holding an advisory “say-on-pay” stockholder vote every year.

Your vote is important, regardless of the number of shares you hold. We will begin mailing a Notice of Internet Availability of Proxy Materials and voting instructions to our stockholders on or about March 30, 2020, informing them of the availability online of our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019. You may choose to access these materials online, or you may request paper or e-mail copies. By making these materials available online to all stockholders and by paper only upon request, we are able to reduce our printing and distribution costs.

Even if you do not plan to attend the Annual Meeting, please read the enclosed proxy statement and vote your shares as promptly as possible. You can vote by completing, signing and dating the enclosed proxy card and returning it in the accompanying pre-paid return envelope. Registered stockholders, that is, stockholders who hold stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, please check your proxy card to see if you can also vote by telephone or the internet. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

In these unprecedented times, our Board and management are committed to the success of the Company.  We endeavor to support our colleagues, clients and communities in a way that will enhance stockholder value. We greatly appreciate your confidence and support. Sincerely,

/s/ Robert D. Sznewajs ROBERT D. SZNEWAJS Chair of the Board	/s/ Jared M. Wolff JARED M. WOLFF President and CEO

Annual Proxy Statement | 2020

BANC OF CALIFORNIA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 14, 2020

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the Annual Meeting or the Meeting) of Banc of California, Inc. (the Company) will be held:

DATE	May 14, 2020

TIME	8:00 A.M. Pacific Daylight Time

PLACE**	Balboa Bay Resort—1221 West Coast Highway, Newport Beach, California 92663

ITEMS OF BUSINESS	No.	Proposal

	I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.

	II.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

	III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

RECORD DATE

Holders of record of the Company’s voting common stock at the close of business on March 16, 2020 (Record Date), will be entitled to vote at the Meeting or any adjournment or postponement of the Meeting.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission on March 2, 2020 (the Annual Report), accompanies this proxy statement.

AVAILABILITY OF MATERIALS	The Company’s proxy statement and the Annual Report are also available on the Internet at www.investorvote.com/BANC.

PROXY VOTING

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered stockholders, that is, stockholders who hold stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote by telephone or the internet. Regardless of the number of shares you own, your vote is very important. Please vote today.

You may obtain directions to the Balboa Bay Resort, 1221 West Coast Hwy, Newport Beach, CA 92663, by calling the Balboa Bay Resort directly at (949) 645-5000. Each stockholder who attends may be asked to present valid picture identification such as a driver's license or passport. Stockholders holding stock in brokerage accounts (so-called "street name" holders) will also need to bring a copy of a brokerage account statement reflecting stock ownership as of the Record Date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

**As part of our precautions regarding the coronavirus (COVID-19) pandemic, we are planning for the possibility that the Annual Meeting may be held either solely by means of remote communication (commonly referred to as a “virtual” meeting) or in-person but with stockholders having the option to attend by means of remote communication.  If we determine to make this Meeting virtual or provide a remote option, we will announce the decision to do so in advance, and provide information on how to participate, in a press release, which will be filed with the Securities and Exchange Commission as additional proxy soliciting material.

March 30, 2020

BY ORDER OF THE BOARD OF DIRECTORS,

/s/Ido Dotan
IDO DOTAN
General Counsel and Corporate Secretary
Santa Ana, California

Annual Proxy Statement | 2020

TABLE OF CONTENTS

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 14, 2020

Page | TOCi	Annual Proxy Statement | 2020

Annual Proxy Statement | 2020	Page | TOCii

PROXY STATEMENT SUMMARY

Our Annual Meeting Logistics

BANC OF CALIFORNIA, INC. 3 MacArthur Place Santa Ana, California 92707 (949) 236-5211	Date and Time May 14, 2020 8:00 A.M. Pacific Daylight Time	Location** Balboa Bay Resort 1221 West Coast Highway Newport Beach, California 92663
	Record Date March 16, 2020	Who Can Vote Holders of the Company’s Voting Common Stock as of the Record Date

Our Annual Meeting Agenda

The Board of Directors of Banc of California, Inc. (Banc of California, the Company, we, us and our) is using this proxy statement to solicit proxies from the holders of the Company’s voting common stock, par value $0.01 per share, for use at the upcoming 2020 Annual Meeting of Stockholders (the Annual Meeting or the Meeting) and any adjournments or postponements of the Meeting. Stockholders are being asked to vote on the following matters:

No.	Proposal	Board Vote Recommendation:	Page

I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.	FOR each director nominee	7

II.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.	FOR	59

III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement (Say-on-Pay).	FOR	61

These proposals are described in more detail elsewhere in this proxy statement. In addition to these proposals, stockholders will also consider any other matters that may properly come before the Meeting or any adjournment or postponement of the Meeting, although the Company’s Board of Directors (the Board) knows of no other business to be presented.

By submitting your proxy, you authorize the Board to represent you and vote your shares at the Meeting in accordance with your instructions. The Board also may vote your shares to adjourn the Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Meeting.

For more information about voting mechanics and other general Meeting matters, see Information About the 2020 Annual Meeting of Stockholders beginning on page 64. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being made available to stockholders on or about March 30, 2020.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the SEC) on March 2, 2020 (the Annual Report), which includes the Company’s audited financial statements, accompanies this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

Additionally, some of the information in this proxy statement and the Annual Report relates to the Company’s wholly owned banking subsidiary, Banc of California, National Association (the Bank).

As of the Record Date, there were 49,800,219 shares of voting common stock issued and outstanding.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy.

** As part of our precautions regarding the coronavirus (COVID-19) pandemic, we are planning for the possibility that the Annual Meeting may be held either solely by means of remote communication (commonly referred to as a “virtual” meeting) or in-person but with stockholders having the option to attend by means of remote communication.  If we determine to make this Meeting virtual or provide a remote option, we will announce the decision to do so in advance, and provide information on how to participate, in a press release, which will be filed with the SEC as additional proxy soliciting material.

Page | 1	Annual Proxy Statement | 2020

PROXY STATEMENT SUMMARY

Our Vision

Our vision is to be California’s premier relationship-focused business bank. We deliver comprehensive products and solutions for businesses, entrepreneurs, and individuals within our footprint through our 31 full service branches, extending from San Diego to Santa Barbara, including Los Angeles and Orange County.  We have served California markets since 1941 through the Bank and its predecessors. The Bank offers a variety of financial products and services designed around our clients in order to serve all of their banking and financial needs.

We have a strong foundation that supports this vision, including:

▪    a strong balance sheet;

▪    a strong credit and underwriting culture;

▪    a client-centric and service-oriented focus;

▪    an experienced leadership team and strong corporate governance;

▪    a recognizable and powerful brand; and

▪    superior markets in which we operate.

2019 Performance

Our executive leadership team prioritizes initiatives that are consistent with our vision.  In March 2019, we welcomed Jared M. Wolff as our new President and Chief Executive Officer, and as a member of our Board of Directors. Under Mr. Wolff’s leadership and with the support of the Board, our executive team executed on the following priorities in 2019:

▪    strategically right-sizing the balance sheet to eliminate assets and business lines that do not enhance the value of the Company.

▪    growing low cost and noninterest bearing deposits by focusing on relationships with clients, who value our service, execution and high touch-banking model. This relationship-based approach will result in a higher mix of noninterest bearing deposits, and reduced reliance on wholesale funding.

▪    reducing the expense burden by realizing operational efficiencies, including investments in technology that contribute to better client service.

Through these initiatives, we believe our management team strengthened the foundation of the Company in a way that will increase shareholder value for the long term. The Company’s common stock reacted favorably to the vision and execution. After underperforming in 2018 compared to the three indices shown in the chart below, the Company’s common stock achieved a 32% annual rate of return for stockholders, outperforming the NYSE Composite and KBW Regional Bank Indices.

Annual Rate of Stockholders' Return Index 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 Banc of California, Inc. 33% 23% 22% -34% 32% NYSE Composite -6% 9% 16% -11% 22% KBW Regional Bank Index3% 36% 0% -19% 20%

For 2020, we intend to continue our focus and investment of resources on (i) improving the mix and cost of our deposits; (ii) remixing our loan portfolio, adding relationship-based loans as legacy brokered loans run off; and (iii) optimizing our use of capital.  We believe the execution of these priorities will continue to improve our franchise and increase stockholder value.

Annual Proxy Statement | 2020	Page | 2

STOCK OWNERSHIP

Stock Ownership of Greater than Five Percent Stockholders

The following table shows the beneficial ownership of our voting common stock by those persons or entities known by management to beneficially own more than five percent of the outstanding shares of our voting common stock as of the March 16, 2020 record date (Record Date) for the Annual Meeting.

Name and Address of Greater than 5% Stockholders	Amount and Nature of Beneficial Ownership (1)	Percent of Voting Common Stock Outstanding (1)
Wellington Management Group LLP et al. 280 Congress Street Boston, Massachusetts 02210 (2)	7,087,175	14.23%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055 (3)	7,032,846	14.12%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746 (4)	3,911,999	7.86%
PL Capital Advisors, LLC et al. 750 Eleventh Street South, Suite 202 Naples, Florida 34102 (5)	3,437,518	6.90%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355 (6)	3,097,215	6.22%

(1)

Based on 49,800,219 shares of common stock of the Company issued and outstanding as of the Record Date.  For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)

As reported in Amendment No. 3 to Schedule 13G filed with the SEC on January 8, 2020 by Wellington Management Group LLP (Wellington); Wellington Group Holdings LLP (Wellington Group); Wellington Investment Advisors Holdings LLP (Wellington Advisors); and Wellington Management Company LLP (Wellington Company). The amended Schedule 13G reports as follows:

—	Wellington has shared voting power over 6,363,463 shares and shared dispositive power over 7,087,175 shares;
—	Wellington Group has shared voting power over 6,363,463 shares and shared dispositive power over 7,087,175 shares;
—	Wellington Advisors has shared voting power over 6,363,463 shares and shared dispositive power over 7,087,175 shares; and
—	Wellington Company has shared voting power over 6,332,179 shares and shared dispositive power over 7,019,781 shares.
(3)

As reported in Amendment No. 4 to Schedule 13G filed with the SEC on February 4, 2020 by BlackRock, Inc. (BlackRock). The amended Schedule 13G reports that BlackRock has (i) sole voting power over 6,915,880 shares and (ii) sole dispositive power over 7,032,846 shares.

(4)

As reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP (Dimensional). The amended Schedule 13G reports that Dimensional has (i) sole voting power over 3,773,444 shares and (ii) sole dispositive power over 3,911,999 shares.

(5)

Includes shares reported in Amendment No. 3 to Schedule 13D filed with the SEC on February 10, 2017 by PL Capital Advisors, LLC (PL Capital Advisors); John W. Palmer; and Richard J. Lashley. The amended Schedule 13D reports as follows:

—	Messrs. Lashley and Palmer have shared voting and dispositive powers over 3,401,719 shares;
—	PL Capital Advisors has shared voting and dispositive powers over 3,401,719 shares;
—	Mr. Lashley has sole voting and dispositive powers over 20,000 shares; and
—	Mr. Palmer has sole voting and dispositive powers over 5,500 shares.

Also includes an additional 10,299 shares issued to Mr. Lashley in connection with his service on the Board.

(6)

As reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group (Vanguard). The amended Schedule 13G reports that Vanguard has (i) sole voting power over 45,886 shares, (ii) sole dispositive power over 3,042,858 shares, (iii) shared voting power over 15,500 shares and (iv) shared dispositive power over 54,357 shares.

Page | 3	Annual Proxy Statement | 2020

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of our voting common stock on the Record Date for:

(i)	each director of the Company;
(ii)

each Named Executive Officer (as defined under Compensation Discussion and Analysis—Introduction), consisting of the applicable executive officers at December 31, 2019 and including certain individuals who ceased to be executive officers prior to that date; and

(iii)	all Named Executive Officers, current executive officers who are not Named Executive Officers and current directors of the Company, as a group.

The address of each of these beneficial owners is the same main address as that of the Company. As used in the following table, RSAs refer to restricted stock awards and RSUs refer to restricted stock units, each of which is defined in our 2018 Omnibus Stock Incentive Plan (the 2018 Omnibus Plan).

Name	Voting Common Stock		Total Number of Shares Subject to RSUs that will Vest Within 60 Days	Total Number of Shares Subject to Exercisable Options that will Vest Within 60 Days	Total Number of Shares Beneficially Owned (2)	Percent of Voting Common Stock Outstanding (1)
Directors Who Are Not Executive Officers
James A. “Conan” Barker	10,890		—	—	10,890	*
Mary A. Curran	12,049		—	—	12,049	*
B.A. Fallon-Walsh	3,697		—	—	3,697	*
Bonnie G. Hill	10,318		—	—	10,318	*
Richard J. Lashley	3,432,018	(3)	—	—	3,432,018	6.89%
Jonah F. Schnel	49,578	(4)	—	6,328	55,906	*
Robert D. Sznewajs, Chair	37,892	(5)	—	6,328	44,220	*
Andrew Thau	70		—	—	70	*
W. Kirk Wycoff	1,531,914	(6)	—	—	1,531,914	3.08%
Named Executive Officers Who Are Current Executive Officers at March 30, 2020
Jared M. Wolff	165,094	(7)	5,759	—	170,853	*
President, Chief Executive Officer and Director
Lynn M. Hopkins	—		—	—	—	*
Executive Vice President and Chief Financial Officer
Ido Dotan	—		—	—	—	*
Executive Vice President, General Counsel and Corporate Secretary
Michael A. Smith	3,128		2,879	—	6,007	*
Chief Accounting Officer and Former Interim Chief Financial Officer
Lynn A. Sullivan	—		—	—	—	*
Executive Vice President and Chief Risk Officer
Named Executive Officers Who Are Former Executive Officers as of March 30, 2020
Douglas H. Bowers	64,738		—	—	64,738	*
Former President and Chief Executive Officer and Former Director
John A. Bogler	29,719		—	—	29,719	*
Former Executive Vice President and Chief Financial Officer
Kris A. Gagnon	6,863		10,363	—	17,226	*
Former Executive Vice President and Chief Credit Officer
Angelee J. Harris	26,477		—	—	26,477	*
Former Executive Vice President and General Counsel
All Named Executive Officers and Current Directors, as a group (18 persons)	5,384,445		19,001	12,656	5,416,102	10.87%

Annual Proxy Statement | 2020	Page | 4

STOCK OWNERSHIP

*	Represents less than 1% of the outstanding shares of the Company's common stock calculated in accordance with 13d-3 of the Exchange Act.
(1)

For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days of the Record Date. This would include any restricted stock units which vest within 60 days of the Record Date. For purposes of this table, "percent of voting common stock outstanding" is based on 49,800,219 shares of common stock of the Company issued and outstanding as of the Record Date.  In addition, the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(2)	Unless otherwise indicated, the nature of the beneficial ownership is sole voting and investment powers over the shares indicated.
(3)

Includes 3,401,719 shares owned by PL Capital Advisors (as defined in footnote 5 to the Stock Ownership of Greater than Five Percent Stockholders table above); Mr. Lashley is a managing member of PL Capital Advisors and therefore may be deemed to beneficially own these shares. Also includes 20,299 shares held directly by Mr. Lashley, and 10,000 shares held by the Richard Lashley Roth IRA.

(4)	Includes 4,475 shares underlying unvested RSAs over which Mr. Schnel has voting power.
(5)	Includes 4,107 shares underlying unvested RSAs over which Mr. Sznewajs has voting power.
(6)

Includes 1,461,871 shares owned by Patriot Financial Partners II, L.P., Patriot Financial Partners Parallel II, L.P., and Patriot Financial Manager, L.P. (Patriot Partners); as a managing member of Patriot Partners, Mr. Wycoff may be deemed to beneficially own these shares. Also includes 70,043 shares held directly by Mr. Wycoff.

(7)

Includes 135,594 shares underlying unvested RSAs over which Mr. Wolff has voting power. Also includes 29,500 shares owned by the Wolff Family Trust. As a trustee of the Wolff Family Trust, Mr. Wolff may be deemed to beneficially own the shares owned by the Wolff Family Trust.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain of its officers, and persons who beneficially own more than 10 percent of the Company’s voting common stock, to report to the SEC their initial ownership of the Company’s equity securities and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this report any late filings or known failures to file.

To the Company’s knowledge, based solely on our review of such reports filed with the SEC and written representations that no other reports were required during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to the Company’s officers and directors during 2019 were met, except for the inadvertent failures by each of Mr. Bowers, Ms. Fallon-Walsh and Ms. Hill to report one transaction on a Form 4.

Page | 5	Annual Proxy Statement | 2020

PROPOSAL I

Proposal I	ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of ten directors. All the Company’s current directors have been nominated for re-election, each for a one-year term that will expire at the 2021 annual meeting of stockholders. See Nominees for Director at the Annual Meeting.

Current Board of Directors

Details about the current Board of Directors, including qualifications and committee memberships, are reflected in the following table.

Name	Age(1)	Director Since		Committee Memberships
			Principal Occupation	A	CNG	ALC	ER
Barker, James A. “Conan”	54	2019	Co-President, Velocity Vehicle Group	M		M
Curran, Mary A.	63	2017	Former Executive Vice President and Corporate Banking Chief Risk Officer, MUFG Union Bank	M			C
Fallon-Walsh, B.A.	67	2018	Former Division Head of Institutional Retirement Plan Services, The Vanguard Group		C	M
Hill, Bonnie G.	78	2017	President, B. Hill Enterprises, LLC		M		M
Lashley, Richard J.	61	2017	Principal and Managing Member, PL Capital Advisors, LLC	C		M
Schnel, Jonah F.	47	2013	Former Chair and President, Fast A/R Funding		M		M
Sznewajs, Robert D.	73	2013	Former President and Chief Executive Officer, West Coast Bancorp	M	M
Thau, Andrew	54	2019	Chief Operating Officer and General Counsel, United Talent Agency		M		M
Wolff, Jared M.	51	2019	President and Chief Executive Officer, Banc of California, Inc. and Banc of California, N. A.			C	M
Wycoff, W. Kirk	62	2017	Managing Partner, Patriot Financial Partners		M	M
(1)As of March 30, 2020
A – Audit Committee			C – Chair
ALC – Asset Liability Committee (ALCO)			M – Member
CNG – Compensation, Nominating and Corporate Governance Committee
ER – Enterprise Risk Committee (Risk)

Annual Proxy Statement | 2020	Page | 6

PROPOSAL I

Director Nominations and Proposals by Stockholders

Director nominations by stockholders and stockholder proposals must be made pursuant to timely notice in writing to the Corporate Secretary, as set forth in Section 1.09 of the Company’s bylaws. A stockholder’s notice must be received by the Company not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting to be considered timely. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the prior year’s date, notice by the stockholder must be delivered not earlier than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the date of the meeting or the 10th day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. The stockholder’s notice must also include the information set forth in Section 1.09 of the Company’s bylaws. The Company’s bylaws contain additional notification requirements for stockholder proposals, regardless of whether they are submitted for inclusion in the Company’s proxy materials.

Nominees for Director at the Annual Meeting

At the recommendation of the Compensation, Nominating and Corporate Governance Committee (CNG Committee), the Board has nominated James A. “Conan” Barker, Mary A. Curran, B. A. Fallon-Walsh, Bonnie G. Hill, Richard J. Lashley, Jonah F. Schnel, Robert D. Sznewajs, Andrew Thau, Jared M. Wolff and W. Kirk Wycoff for re-election, each for a one-year term.

Each nominee has consented to being named as a director nominee in this proxy statement and agreed to serve if re-elected. Further, except for Mr. Wolff, each qualifies as an independent director under the Corporate Governance Listing standards of the New York Stock Exchange (NYSE), as applied in accordance with the Company’s Corporate Governance Guidelines.

Set forth below is information about the director nominees, including their principal occupation, business experience and qualifications to serve on the Board of Directors.

The Board of Directors unanimously recommends that you vote FOR all of the director nominees.

Page | 7	Annual Proxy Statement | 2020

PROPOSAL I

Directors

JAMES A. “CONAN” BARKER

Independent Director Age: 54

Mr. Barker has over 30 years of experience in corporate strategy, private equity, and management of large corporate enterprises. Since 1998, Mr. Barker has served as Co-President and 25% owner of Velocity Vehicle Group, a privately owned group of companies that serve the truck, bus and capital equipment finance markets throughout the Southwest with revenues and assets in excess of $1 billion. Mr. Barker is also a board member and 50% owner of Velocity SBA, one of 14 non-bank small business lending companies in the United States licensed to originate loans under the Small Business Administration’s 7(a) program. From 1994 through 1997, Mr. Barker worked in Palo Alto, California for HAL Investments Inc., a private equity investment firm with holdings in real estate, maritime and industrial interests. From 1991 to 1994, Mr. Barker worked in the corporate strategy department of Sea Containers, Inc. in London, England setting business strategies for the multi-national transportation and hotel conglomerate. In addition, from 1988 to 1991 Mr. Barker worked for the Boston Consulting Group in the San Francisco and Chicago offices, assisting Fortune 500 firms on corporate strategy initiatives.

Mr. Barker received his Bachelor’s in Economics and Master’s in East Asian Studies from Stanford University and has lived in Southern California for 21 years.

Mr. Barker’s extensive experience in managing large corporate enterprises and his proficiency in corporate strategy and finance make him a valuable contributor to the Board. Mr. Barker is one of the Company’s Board-designated “audit committee financial experts.”

Mary A. Curran
Independent Director Age: 63

Ms. Curran spent 25 years at MUFG Union Bank, N.A., during which time she held several executive level positions, including Executive Vice President, Corporate Banking Chief Risk Officer from 2011 to 2014, and Executive Vice President, Head of The Private Bank at Union Bank from 2006 to 2011. During her time with Union Bank, Ms. Curran worked closely with its board and management to build an infrastructure focused on a strong, proactive, integrated and effective risk management. Ms. Curran was also tasked with improving the performance of Union Bank’s Wealth Management practice, a business unit with offices throughout California, Washington and Oregon. Prior to 2006, she spent 17 years in leadership roles in commercial banking.

Ms. Curran currently serves on the Board of Directors, Audit and Nominating and Corporate Governance Committees of Innovative Industrial Properties, Inc. (NYSE: IIPR). She also serves on the Board of Directors, Nominating/Governance Committee and Compensation Committee for Hunter Industries, a privately held global irrigation, landscape lighting and custom manufacturing company. Ms. Curran recently served as Chair of San Diego State University’s Campanile Foundation Board and Executive Committee, and currently chairs its Nominating and Governance Committee and serves on its Athletics Committee. Previous board service also includes: Chair of the California Bankers Association where she remains involved on the Banker Benefits Board. Ms. Curran is a NACD Governance Fellow, and holds a Bachelor of Science degree in Journalism from the University of Colorado, Boulder and a Master’s degree in Business from San Diego State University.

Ms. Curran’s broad range of experience in the financial services industry and community involvement, especially in California, as well as her prior business and leadership positions, have enhanced the Board’s perspective. Her leadership and knowledge, specifically in credit and risk management as Chair of the Enterprise Risk Committee, have been vital to the Company’s risk framework and objectives.

Annual Proxy Statement | 2020	Page | 8

PROPOSAL I

B. A. Fallon-Walsh

Independent Director Age: 67

Ms. Fallon-Walsh has more than 35 years of experience in the banking and financial services industry. From 1995 until her retirement in 2012, Ms. Fallon-Walsh was with The Vanguard Group, where she led High Net Worth Services, Core Investor Services, Institutional Marketing and Institutional Retirement Plan Services, among other leadership positions. During her time at Vanguard, Ms. Fallon-Walsh also held Series 7, 63 and 24 securities licenses. Prior to joining Vanguard, she was an Executive Vice President with Bank of America and a predecessor company, Security Pacific Bank, in California. Her banking leadership roles included retail banking, strategic planning, marketing, product management and electronic delivery, residential mortgage, product development and secondary marketing.

Until June 2019, Ms. Fallon-Walsh served on the board of directors of Alliance Bernstein (NYSE: AB), where she chaired the Compensation and Workplace Practices Committee and the Corporate Governance Committee.  She also served on the board of directors of MONY Life Insurance Company of America, an indirect subsidiary of AXA Equitable Holdings, Inc. (NYSE: EQH), and chaired the Investment Committee.  In addition, Ms. Fallon-Walsh is a member of the Betterment for Business Advisory Board. Previous board service on other AXA companies includes Paris-based AXA Investment Managers and its subsidiaries.  Ms. Fallon-Walsh received the Chairman’s Award for Outstanding Board Service from the Main Line Chamber of Commerce and is currently a director of the Lewes Yacht Club.  She is a member of Women Corporate Directors and the NACD. Ms. Fallon-Walsh received a Bachelor’s degree, summa cum laude, in Liberal Arts and Management from Northeastern University and a Master’s degree in Business Administration from Harvard Business School.

Ms. Fallon-Walsh’s comprehensive background in the financial services industry, particularly within California, as well as her board experience and leadership expertise in banking have enriched the Board’s perspective.  Ms. Fallon-Walsh is the Chair of the CNG Committee.

Bonnie G. Hill

Independent Director Age: 78

Dr. Hill has served as the President of B. Hill Enterprises, LLC, a consulting firm focusing on corporate governance, board organizational and public policy issues since 2001. She is also co-founder of Icon Blue, a brand marketing company founded in 1998 and based in Los Angeles. Dr. Hill has over 25 years of experience serving on numerous corporate boards with a wide-ranging career in business, government, education, and philanthropy. Currently, Dr. Hill is a faculty member of the NACD Board Advisory Services Program, a founding member of the Lead Directors Network, and sits on the Ira M. Millstein Center for Global Markets and Corporate Ownership Advisory Committee for Columbia Law School and the National Board of 2020 Women on Corporate Boards. Dr. Hill has also served on numerous public company boards, including the California Water Service Group (NYSE: CWT), The Home Depot, Inc. (NYSE: HD), Yum! Brands, Inc. (NYSE: YUM) and AK Steel Holding Corp. (NYSE: AKS). Dr. Hill also co-chaired the 2016 NACD Blue Ribbon Commission Report on Building the Strategic-Asset Board, served on the board of Financial Industry Regulatory Authority Investor Education Foundation and is a former member of Public Company Accounting Oversight Board Investor Advisory Group.

From 1997 to 2001, Dr. Hill served as President and Chief Executive Officer of The Times Mirror Foundation and as Senior Vice President, Communications and Public Affairs, for the Los Angeles Times. From 1992 to 1997 she served as Dean of the McIntire School of Commerce at the University of Virginia, and prior to that, Secretary of the State and Consumer Services Agency for the State of California. Dr. Hill has held a variety of presidential appointments, including Vice Chair of the Postal Rate Commission and Assistant Secretary in the U.S. Department of Education under President Reagan, and as Special Adviser to President George H. W. Bush for Consumer Affairs. She has chaired the SEC’s Consumer Affairs Advisory Committee and served on the board of directors of NASD Regulation, Inc. Dr. Hill also served as Vice President with Kaiser Aluminum and Chemical Corporation, and recently was honored with the Lifetime Achievement Award by the Forum for Corporate Directors. Dr. Hill has a Bachelor of Arts degree from Mills College, a Master of Science degree from California State University, Hayward, and a Doctorate of Education from the University of California at Berkeley.

Dr. Hill’s extensive background in board leadership and corporate governance has significantly supported the Company’s efforts to improve its corporate governance practices and broaden the Board’s perspective.

Page | 9	Annual Proxy Statement | 2020

PROPOSAL I

Richard J. Lashley

Independent Director Age: 61

Mr. Lashley is Managing Member of PL Capital Advisors, LLC, a SEC-registered investment advisory firm, and co-founder of PL Capital, LLC, a firm founded in 1996. PL Capital Advisors specializes in the banking industry and was named by the American Banker as one of the top community bank investors in the country. PL Capital is also one of the Company’s largest stockholders. Mr. Lashley’s primary responsibilities at PL Capital Advisors include portfolio management and research. Mr. Lashley has extensive experience serving on the boards of directors of numerous publicly-held and privately-held banks throughout the United States, including current service on the boards of directors of MutualFirst Financial, Inc. (NASDAQ: MFSF) and its subsidiary bank, MutualBank, and prior service on the boards of directors of Metro Bancorp, Inc. State Bancorp, Inc. and BCSB Bancorp, Inc. Mr. Lashley also has diverse experience as Chairman and/or member of numerous board committees. From 1994 to 1996, he was a Director in KPMG LLP’s corporate finance group, where he led a team providing merger and acquisition advisory services to banks throughout the country. From 1984 to 1993 he worked for KPMG LLP as a CPA, providing professional accounting services to banks and other financial services companies in New York and New Jersey. From 1992 to 1993 he served as the Assistant to the Chairman of the AICPA Savings Institution Committee in Washington D.C. Mr. Lashley received his Master’s degree from Rutgers University and a Bachelor of Science degree from Oswego State University. He is licensed as a CPA in New Jersey (status inactive).

Mr. Lashley’s extensive experience at KPMG LLP providing professional accounting and advisory services, as well as his service on numerous bank boards and his experience at PL Capital managing investments in the banking industry enables him to be a significant contributor to the Board as well as provides the perspective of a significant investor in the Company. Mr. Lashley is one of the Company’s Board-designated “audit committee financial expert” and serves as Chair of the Audit Committee.

Jonah F. Schnel

Independent Director Age: 47

Mr. Schnel is a consultant, and manager of private equity sponsored companies and new business ventures. Until their acquisitions during 2019, Mr. Schnel led Fast A/R Funding, a private company focused on lending to small businesses throughout the United States and Timco CNG, a private company operating public-access, compressed natural gas stations in Southern California. Previously, Mr. Schnel led the recapitalization of National Capital Management, an acquirer and servicer of distressed consumer debt, and assisted management during that company’s significant growth and through its acquisition by Portfolio Recovery Group, Inc. in 2012. Prior to that, Mr. Schnel was a Partner at ITU Ventures for seven years, a venture capital firm making early-stage investments in technology companies associated with innovation emerging from leading research universities in the United States. Earlier in his career, Mr. Schnel worked as a manager at SunAmerica Investments, Inc. in the real estate investment division with a primary focus on first lien lending in a diversified range of commercial real estate assets. Mr. Schnel currently serves as the Chair and President of the Southern California Chapter of the Tourette Association of America. Mr. Schnel completed the director training and certification program at the UCLA Anderson School of Management and received his Bachelor’s degree, summa cum laude, from Tulane University.

Mr. Schnel’s diverse experience in founding and managing numerous privately-held companies, and investments in various industries such as specialty finance and lending, alternative energy, gaming and technology, as well as his proficiency in commercial real estate and managerial oversight of a diverse set of finance-related businesses, has considerably strengthened the Board. More recently, Mr. Schnel received training and completed the cybersecurity certification program with respect to Managing Risk in the Information Age through Harvard’s Office of the Vice Provost for Advances in Learning in association with HarvardX.

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PROPOSAL I

Robert D. Sznewajs

Chair, Independent Director Age: 73

Mr. Sznewajs was the President and Chief Executive Officer of West Coast Bancorp from 2000 to 2013, an Oregon-based bank holding company which was sold in 2013 with $2.5 billion in assets. Mr. Sznewajs has held a variety of executive level roles in large financial services institutions, including Vice Chair of U.S. Bancorp; President and Chief Operating Officer of BankAmericard; Executive Vice President and Manager of Valley National Bancorp; and President and Chief Executive Officer of Michigan National Bank. In addition to nearly 40 years of experience in the areas of regulatory matters, operations and technology, consumer and commercial banking, sales and marketing, management of investment portfolios and mergers and acquisitions, Mr. Sznewajs has also served on several boards and executive committees, namely Outerwall, Inc. (formerly Coinstar); the Portland Branch Board of the Federal Reserve Bank of San Francisco; the Oregon’s Bankers Association; the United Way; the Association for Corporate Growth; and the Bates Group, LLC. Mr. Sznewajs received both his Master’s and Bachelor’s degrees from the University of Detroit and is a licensed CPA (status inactive).

In addition to Mr. Sznewajs’ responsibilities as the Board Chair, he is one of the Company’s Board-designated “audit committee financial experts.” His broad and deep experience in the banking industry, including having been the Chief Executive Officer of a publicly-held bank holding company, makes him a particularly valued member of the Board.

ANDREW THAU

Independent Director Age: 54

Mr. Thau is Chief Operating Officer and General Counsel of global talent and entertainment company United Talent Agency (UTA). Since 2007, Mr. Thau has been central to UTA’s operations, M&A and business expansion strategies amid a sea change across the entertainment, media and technology landscape. Mr. Thau was the first non-agent to be named to the UTA partnership in 2016 and its Board of Directors in 2018. Mr. Thau also serves on UTA’s audit committee and as one of four managing directors responsible for overseeing UTA’s day-to-day business. Mr. Thau began his career at the Zalkin, Rodin and Goodman law firm in New York City, specializing in bankruptcy and corporate restructuring. Mr. Thau then moved to 20th Century Fox where he served as an attorney in the licensing/merchandising and filmed entertainment groups before taking on executive roles overseeing domestic and international cable television networks and businesses. Mr. Thau later led the content and technology venture Be Here as its CEO and subsequently helped launch and served as COO of Network LIVE, a joint venture of AOL, XM Satellite Radio and AEG that broadcasted live music and entertainment events across all platforms.

Mr. Thau is a graduate of George Washington University and the Benjamin N. Cardozo School of Law, and has served on the boards of multiple charitable organizations. He has lived in Southern California for 25 years.

Mr. Thau’s extensive operational, legal and strategic experience from his senior leadership roles at UTA and various entertainment and technology ventures has considerably strengthened the Board.

Page | 11	Annual Proxy Statement | 2020

PROPOSAL I

Jared M. Wolff

Non-Independent Director Age: 51

Mr. Wolff was appointed as President and Chief Executive Officer of the Company and the Bank and as a director of the Company and Chair of the Board of the Bank effective March 18, 2019. Prior to joining the Company, Mr. Wolff served as Executive Vice President, General Counsel and Corporate Secretary of City National Bank from May 2018 to March 2019, and as Deputy General Counsel from January 2018 to April 2018. At City National, he was a member of the Executive Committee and oversaw the Legal and Corporate Administrative Group, among other areas. Prior to City National, from 2015 to 2017, Mr. Wolff served as Co-Managing Partner of Quarter Group, LLC, a real estate investment company focused on acquiring urban property. From 2002 to 2014, Mr. Wolff was a senior executive at PacWest Bancorp (NASDAQ: PACW) where he served in numerous roles, including as General Counsel of PacWest, and as a member of the Board of Directors and President of its wholly-owned subsidiary, Pacific Western Bank. As President of the commercial bank subsidiary, Mr. Wolff was responsible for overseeing the regional commercial banking teams for the bank throughout California and establishing initiatives for the bank as a whole. He was also a member of the bank’s Executive Asset and Liability Management Committee and Credit Committee. As General Counsel of PacWest, Mr. Wolff had primary responsibility for corporate governance, corporate regulatory compliance and execution of M&A activity, including PacWest’s $2.3 billion acquisition of CapitalSource (NYSE: CSE). During his tenure at PacWest, he also oversaw internal audit, deposit gathering, regional lending, risk management, and marketing, among other areas.

Mr. Wolff received his Bachelor’s degree from Duke University, his Master’s degree in French Language and Literature from Middlebury College and his Juris Doctorate from the University of Michigan Law School.

As a veteran California banking executive with deep expertise in finance, law and risk management, Mr. Wolff is a valuable member of the Board.

W. Kirk Wycoff

Independent Director Age: 62

Mr. Wycoff is the Managing Partner of Patriot Financial Partners, a private equity fund headquartered in Philadelphia holding committed capital of $650 million, maintaining a long only, value-oriented buy and hold strategy designed to provide growth capital to financial services companies that require additional equity to grow. Prior to joining Patriot Financial Partners, Mr. Wycoff served as Chairman and Chief Executive Officer of Continental Bank Holdings, a de novo community bank serving the Philadelphia metro market, from 2005 to 2007, and from 1991 to 2004 he served as Chairman, Chief Executive Officer and President of Progress Financial Corp. and Progress Bank. He currently serves on the board of directors of Porter Bancorp (NASDAQ: PBIB), Radius Bank and U.S. Century Bank, and recently served as a director of Guaranty Bancorp (NASDAQ: GBNK) and its subsidiary, Guaranty Bank and Trust Company, and Heritage Commerce Corp. (NASDAQ: HTBK) and its subsidiary, Heritage Bank of Commerce. Previous board positions held by Mr. Wycoff include Square 1 Financial, Inc., NewSpring Ventures-Fund I, NewSpring Mezzanine Fund as well as service on the board of The Lincoln Center during which he served as Chair of its Finance Committee. He received a Bachelor of Arts degree in Business Administration and Finance from Franklin & Marshall College.

Mr. Wycoff’s 40 years in the banking industry, which includes over 18 years of experience as an executive officer and more than 10 years in various director positions, brings extensive leadership and community banking experience to our Board, including executive management, risk, credit and resolution experience, risk assessment skills and public company expertise. As the Managing Partner of Patriot Financial Partners, he also provides the perspective of a significant investor in the Company.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Framework

Our Board of Directors and management are committed to sound and effective corporate governance practices. We established and utilize a comprehensive corporate governance framework that consists of policies and programs that not only satisfy applicable regulatory requirements but also are intended to build value for the Company’s stockholders.

The key components of our corporate governance framework are reviewed and approved by the Board on a regular basis and are set forth below:

Corporate Governance Guidelines The Company’s Corporate Governance Guidelines provide a framework for effective governance of the Company and its subsidiaries.

Related Party Transaction Policy

The Company’s Related Party Transaction Policy restricts transactions with related parties by imposing rigorous standards, with the expectation that such transactions will be rare. The policy establishes protocols for prior review of proposed related party transactions and requires that they be in, or not inconsistent with, the best interests of the Company and its stockholders. For more information about this policy, see Transactions with Related Persons.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics (the Ethics Code) applies to all directors, officers and employees of the Company and its subsidiaries. The Ethics Code requires that all employees and directors adhere to high ethical standards and is reviewed by the Board on a regular basis.

Outside Business Activities Policy

The Company’s Outside Business Activities Policy, which supplements the Ethics Code, tightens controls on outside business activities of officers and employees and requires non-employee directors to refrain from engaging in outside business activities that create an actual or apparent conflict of interest. For more information about this policy, see Transactions with Related Persons.

Stock Ownership Guidelines

The Board has determined that long-term, significant equity ownership by all directors and senior officers is in the best interest of the Company and serves to align the interests of the directors and senior officers with the interests of the Company’s stockholders. To that end, the Board has adopted the following stock ownership guidelines and expectations:

▪

As required by the Company’s Corporate Governance Guidelines, non-employee directors are expected to own stock or stock equivalents with a value equal to five times the then-current annual base cash retainer by the end of the fifth fiscal year following their appointment to the Board. We evaluate stock ownership of our directors annually, on the last day of our fiscal year. As of December 31, 2019, based on the NYSE closing stock price per share of our voting common stock on that day, each of the directors then serving on the Board complied with the Stock Ownership Guidelines.

▪	Stock ownership guidelines are also applicable to senior officers as described in more detail below. See Compensation Discussion and Analysis—Stock Ownership Guidelines.
▪	Directors are expected to be long-term stockholders and to refrain from selling stock other than for legitimate tax, estate planning, or portfolio diversification purposes.

Public Communications Policy

The Public Communications Policy, overseen by the Audit Committee, allows for more oversight and involvement by the Board and enhances the shared accountability for and the review of all financial related public communications by the Company.

Insider Trading Policy

Directors, officers and employees are obligated to comply in all respects with the Ethics Code and the Company’s Insider Trading Policy, as well as all Company black-outs or similar trading restrictions as communicated by the General Counsel.

Page | 13	Annual Proxy Statement | 2020

CORPORATE GOVERNANCE MATTERS

Our Commitment to Corporate and Social Responsibility

Our Board of Directors and management are committed to fulfilling our corporate and social responsibility to bring value to our various stakeholders, including our employees, our clients and communities, and the environment in addition to our stockholders.  For example, for our employees, we aim to attract talent that not only is motivated to achieve our strategies but also reflects the diversity of the communities in which we do business. We believe that the diversity of backgrounds will not only make us better at serving the needs of the communities in which we operate, but will also provide a diversity of viewpoints to help inform our decision making. We provide competitive compensation and benefits to our employees and we offer opportunities through training and development. We are committed to maintaining a workplace where all employees feel valued for their contributions and fully engaged with our business.

As to our clients and communities, we proudly invest, volunteer and lend in the communities we serve.  For example:

▪     we invest in affordable housing projects to uplift and support our local communities;

▪     we empower communities through donating to organizations and supporting programs that teach financial literacy;

▪     we build stronger communities through our employees who volunteer their time and skill to assist the underserved and those less fortunate in our communities; and

▪     we build impactful relationships with local small businesses, entrepreneurs and individuals to empower their financial success through our banking and lending products.

Most recently, in response to the COVID-19 pandemic, we partnered with FoodFinders, a local non-profit organization, that provides over 300,000 meals to our most vulnerable neighbors across Southern California.

We are also committed to pursuing initiatives that are both smart for our business and good for the environment. We invest in alternative energy partnerships formed to provide sustainable energy projects that also help us to generate a return primarily through the realization of federal tax credits (energy tax credits) and other tax credits. As an employer, we provide free electric vehicle charging at our headquarters for employees and we provide credits to employees for using group and public transportation.

From a governance perspective, we are committed to following corporate best practices, including, among other things, a Board consisting of ten directors, nine of whom are independent members, and a separation of the Chairman and Chief Executive Officer roles.  The diversity of our Board and executive management team is further evidence of our commitment to best corporate governance practices.

Evaluating the Board’s Effectiveness

The Board and each of its principal standing committees (Audit, ALCO, CNG, and Risk) conduct an annual self-assessment aimed at enhancing their effectiveness. As part of the self-assessment process, each Board and committee member provides feedback on a range of topics relevant to the performance and effectiveness of the Board and the applicable committee. In addition, members of the Board participate in a peer evaluation of their fellow directors and provide comments on their own skills and qualifications. The Chair of the Board then meets separately with each director to discuss the results of the peer evaluations and individual self-assessments.

The results of the self-assessment process are aggregated and summarized for the Board and for each of the principal standing committees. Comments in the summaries are not attributed to individual Board or committee members to promote candor. The aggregated results and summary of the Board’s self-assessment are presented to each of the principal standing committees and the Board for review and discussion at a full Board meeting, at which time the Board considers what, if any, actions might be implemented to enhance future performance of the Board.

The CNG Committee considers the results of the self-assessment process when it periodically evaluates the size, structure and composition of the Board, as well as the role, composition and allocation of responsibilities among Board committees.

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CORPORATE GOVERNANCE MATTERS

Consideration of Board Diversity

Throughout the director nomination process, the CNG Committee seeks to achieve diversity among the members of Board by selecting director nominees with diverse opinions and perspectives that are representative of our industry. The CNG Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. While not a formal policy, the Company’s director nomination processes calls for the consideration of a range of types of diversity, including but not limited to race, gender, ethnicity and geography.

The CNG Committee is committed to actively seeking highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experience, to include in the pool from which Board nominees are chosen.

Director Education

In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to comply with the necessary continuing educational requirements which include, but are not limited to: (i) a component covering professional development in corporate governance; and (ii) a component which covers educational development in subject matter areas that are deemed relevant to the Company’s business. In support of continuing education, the Company incurs reasonable expenses to facilitate any mandatory educational and professional development programs or any voluntary programs which the CNG Committee may deem appropriate.

Additionally, each director is required to participate in the Company’s compliance training program, wherein the Board is expected to complete annual compliance training overseen by the Company’s Compliance Department.

Corporate Governance Documents

The full texts of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the charters of the Board’s standing committees are publicly available under the “About Us” section on the Company’s website at www.bancofcal.com by selecting Investor Relations/Governance Documents or you may obtain free copies by contacting the Company at:

Banc of California, Inc.

Attn: Corporate Secretary

3 MacArthur Place

Santa Ana, California 92707

(855) 361-2262

IR@bancofcal.com

Page | 15	Annual Proxy Statement | 2020

CORPORATE GOVERNANCE MATTERS

Director Independence

In accordance with the NYSE Corporate Governance Listing Standards and the Company’s Corporate Governance Guidelines, the Board conducted its review of all relationships between the Company and each director and has affirmatively determined that, with the exception of Mr. Wolff, none of them has a material relationship with the Company or any other relationship that would preclude his or her independence under the NYSE Corporate Governance Listing Standards. With respect to Mr. Wycoff, the Board made this determination after evaluating a third party vendor transaction whereby Mr. Wycoff’s son is a Regional Director employed by the vendor and both Mr. Wycoff and his son confirmed to the Company that neither had received any compensation nor expects to receive compensation, under the transaction.  The Board also determined that Halle J. Benett, who retired as a director effective November 6, 2019, met this independence standard.  Accordingly, the Board has determined that each of our current directors, other than Mr. Wolff, is an independent director under the NYSE Corporate Governance Listing Standards, as applied in accordance with the Company’s Corporate Governance Guidelines. Additionally, the Board has affirmatively determined that each member of the Audit Committee meets the independence and financial literacy requirements for audit committee membership under the NYSE Corporate Governance Listing Standards and SEC Rule 10A-3(b)(1), and each member of the CNG Committee meets the independence and other requirements for compensation committee membership as set forth in the NYSE Corporate Governance Listing Standards. See Corporate Governance Matters—Role and Composition of the Audit Committee and—Role and Composition of the CNG Committee for specific independence requirements.

Board Leadership Structure

The Board of Directors determined it to be in the best interests of the Board and the Company to separate the roles of the Chief Executive Officer and Chair of the Board. The Board believes this structure increases the Board’s independence from management and, in turn, leads to better monitoring and oversight of management. Although the Board trusts that the Company is currently best served by separating the role of the Chief Executive Officer and Chair of the Board, the Board periodically reviews and discusses the continued appropriateness of this structure.

The Chair of the Board presides at meetings of the Board of Directors and at executive sessions of independent (non-employee) directors, and exercises leadership of Board operations.

Risk Oversight

The Boards of Directors of the Company and the Bank oversee the risk profile of the Company and its subsidiaries and management’s process for assessing and managing risks, both as a whole as well as through the Company and Bank Boards’ committees. The Boards have two primary methods for overseeing risk. The first method is oversight by each Board as a whole and the second method is through the Risk Committee and ALCO Committee of the Boards of the Company and the Bank. The Risk Committee is primarily focused on assisting the Boards in discharging their oversight duties with respect to risk management activities, including the establishment of the Company’s enterprise risk management framework and associated policies and practices. The Risk Committee is also focused on assisting the Boards in their monitoring and oversight of credit processes and asset quality, and compliance with applicable regulatory requirements; prior to June 13, 2019, these were the main functions of a separately constituted Credit Committee. The ALCO Committee assists the Boards in their monitoring and oversight of asset and liability strategies, liquidity and capital management to maintain compliance with applicable regulatory requirements and appropriate balance sheet and earnings risk management. In accordance with its charter, the Risk Committee is responsible for ensuring that the Company has in place an appropriate enterprise-wide framework and processes to identify, prioritize, measure and monitor significant risks, including, without limitation, operational, technology, information security, compliance, legal, reputational, strategic, credit, interest rate and liquidity risks, with the management of interest rate and liquidity risks primarily being overseen by the ALCO Committee.

During 2019, the Risk Committee, Credit Committee (prior to June 13, 2019), ALCO Committee and the full Board received reports from executive management and employees who oversee day-to-day risk management duties on the most critical strategic issues and risks facing the Company. The Board, Risk Committee, Credit Committee (prior to June 13, 2019) and ALCO Committee also received reports from the Company’s Chief Risk Officer, Chief Compliance Officer, Chief Financial Officer, General Counsel, Chief Information Security Officer, Chief Internal Audit Officer, the Company’s independent auditors, third-party advisors, and other executive management regarding compliance with applicable laws and regulations, risk-related policies, procedures and limits in order to ensure compliance by properly evaluating the effectiveness of the Company’s risk controls.

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CORPORATE GOVERNANCE MATTERS

Cybersecurity risk is a key consideration in the operational risk management capabilities at the Company. Under the direction of its Chief Information Security Officer, the Company maintains a formal information security management program, which is subject to oversight by the Risk Committee. Given the nature of the Company’s operations and business, including the Company’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is thus considered an enterprise-wide risk which is subject to control and monitoring at various levels of management throughout the business. The Risk Committee oversees and reviews reports on significant matters of corporate security, including cybersecurity. The Company also maintains specific cyber insurance through its corporate insurance program, the adequacy of which is subject to review and oversight by the Risk Committee as well.

The Risk Committee and ALCO Committee may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Boards, respectively. In addition to these committees, the other Board committees monitor risk aspects relevant to their respective areas of responsibility through direct interactions with management.

Board Composition and Meetings

During 2019, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Company’s Board of Directors held during the portion of the year he or she was a director and (ii) the total number of meetings held by all Board committees on which he or she served during the periods in which he or she served.

Although not required, the Board Chair and the other members of the Board of Directors are encouraged to attend the Company’s Meeting.  If the Board Chair is not an independent director, the Board generally requests that an independent director attend the Meeting to represent the independent directors. The 2019 annual meeting of stockholders was attended by all directors serving at that time.

The current composition of the Company Board is reflected below. All members of the Company Board also currently serve as directors of the Bank, each for a one-year term, with Mr. Wolff serving as Chair of the Board of Directors of the Bank.

Robert D. Sznewajs, Chair

James A. “Conan” Barker	Jonah F. Schnel

Mary A. Curran	Andrew Thau

B. A. Fallon-Walsh	Jared M. Wolff

Bonnie G. Hill	W. Kirk Wycoff

Richard J. Lashley

Regular meetings of the Company’s Board of Directors were held on a quarterly basis during 2019, with additional, special meetings held as needed. During 2019, the Company’s Board of Directors held a total of 13 meetings.   Separate sessions of only independent directors were held regularly or when determined by the independent directors to be necessary.

Committee Structure of the Board of Directors and Meeting Attendance

The Board of Directors of the Company currently has four standing committees: Audit; ALCO; CNG; and Risk.  Since all current members of the Company Board also serve as directors of the Bank, each of these committees is a joint committee of the Boards of Directors of the Company and the Bank. Prior to June 13, 2019, the responsibilities of the CNG Committee were fulfilled by two committees (the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee) and the credit-related oversight responsibilities of the Risk Committee were fulfilled by a separate committee (the Credit Committee).  The change to the current committee structure was made by the Board, based on the recommendations of the then-Nominating and Corporate Governance Committee, in order to streamline the structure of the Board’s committees.

During 2019, the Audit Committee held 12 meetings, the CNG Committee (including its predecessor committees) held 16 meetings, the ALCO Committee held five meetings and the Risk Committee (including its predecessor committees) held 12 meetings.

Page | 17	Annual Proxy Statement | 2020

CORPORATE GOVERNANCE MATTERS

Role and Composition of the Audit Committee

The following table reflects further information regarding the principal roles and responsibilities of the Audit Committee. For a more comprehensive description, please refer to the Audit Committee charter, which is publicly available under the “About Us” section on the Company’s website at www.bancofcal.com by selecting Investor Relations/Governance Documents. The Audit Committee’s Report is included on page 58 of this proxy statement.

Name, Composition and Board Determinations	Responsibilities

Audit Committee

Richard J. Lashley, Chair

James A. “Conan” Barker

Mary A. Curran

Robert D. Sznewajs

After review of each individual’s employment experience and other relevant factors, the Board has determined that each member has met the independence and financial literacy requirements set forth in the NYSE Listed Company Manual as well as the regulations of the Federal Deposit Insurance Corporation, and any additional requirements specific to audit committee membership. Further, the Board has affirmatively determined that each member of the Audit Committee is financially literate and at least one member is designated as an “audit committee financial expert” as defined by the SEC.

	▪	Hiring, terminating and/or reappointing the Company’s independent registered public accounting firm.
	▪	Monitoring and oversight of the qualifications, independence and performance of the Company’s internal auditors and independent registered public accounting firm.
	▪	Approving non-audit and audit services to be performed by the independent registered public accounting firm.
	▪	Reviewing the annual audit report prepared by the Company’s independent registered public accounting firm.
	▪	Monitoring and oversight of the integrity of the Company’s financial statements and financial accounting practices.
	▪	Monitoring and oversight of the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.
	▪	Monitoring and oversight of the effectiveness of the Company’s internal control over financial reporting and, together with the Risk Committee, compliance with legal and regulatory requirements.
	▪	Reviewing and assessing the adequacy of the Audit Committee charter on an annual basis.

Based on the recommendations of the CNG Committee, the Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements for audit committee membership under the NYSE Listed Company Manual and that each Messrs. Lashley, Barker and Sznewajs qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S - K.

The Board made qualitative assessments of the levels of knowledge and experience of the members of the Audit Committee based on a variety of factors.

In the case of Mr. Lashley, the Board considered his extensive experience in providing professional accounting and advisory services, as well as his service on numerous bank boards and audit committees and his experience at PL Capital managing investments in the banking industry for more than 20 years. Mr. Lashley is a certified public accountant (status inactive).

In the case of Mr. Barker, the Board considered his proficiency in corporate finance stemming from over 30 years of managing large corporate enterprises, as well as his extensive investment experience at a private equity investment firm.

In the case of Ms. Curran, the Board considered her 32-year tenure in the banking industry, where she served in several executive positions with commercial banks. As a result, Ms. Curran provides the Audit Committee with banking industry knowledge and management experience.

In the case of Mr. Sznewajs, the Board considered his formal education, extensive finance background, expertise in the areas of management, operations and technology, consumer and commercial banking, sales and marketing, investment portfolios and regulatory matters in addition to mergers and acquisitions. With more than 39 years in banking, Mr. Sznewajs has held a variety of executive level positions in financial services organizations across the United States in community and large banks and was the Chief Executive Officer of a publicly held bank holding company. Mr. Sznewajs is a certified public accountant (status inactive).

Annual Proxy Statement | 2020	Page | 18

CORPORATE GOVERNANCE MATTERS

Role and Composition of the Compensation, Nominating and Corporate Governance Committee

The following table reflects further information regarding the principal roles and responsibilities of the CNG Committee. For a more comprehensive description, please refer to the CNG Committee’s charter, which is publicly available under the “About Us” section on the Company’s website at www.bancofcal.com by selecting Investor Relations/Governance Documents. The report of the CNG Committee is included on page 43 of this proxy statement.

Name, Composition and Board Determinations	Responsibilities
Compensation, Nominating and Corporate Governance Committee B. A. Fallon-Walsh, Chair Bonnie G. Hill Jonah F. Schnel Robert D. Sznewajs Andrew Thau W. Kirk Wycoff	▪	Compensation Reviewing and approving director and officer compensation plans, policies and programs.
▪

Determining or recommending to the Board for its determination, the compensation of the Company’s Chief Executive Officer and other executive officers of the Company, as well as other officers (if any) with total compensation of $1,000,000 or more.

After review of each member’s experience and other relevant factors, the Board has determined that:	▪ ▪

Recommending to the Board the appropriate level of compensation and the suitable mix of cash and equity compensation for directors.

Reviewing and recommending to the Board for approval, subject as necessary or appropriate to stockholder approval, stock option plans and other equity-based compensation plans that permit payment in or based upon the Company’s stock.

▪

each member is independent, as defined in the NYSE Listed Company Manual, including the additional independence requirements specific to compensation committee membership set forth in the NYSE Listed Company Manual; and

	▪ ▪	Overseeing the talent planning and executive recruiting processes. Producing a report on executive compensation for inclusion in the Company’s annual proxy statement and/or annual report on Form 10-K.
▪ at least two members are “non-employee directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended.
	▪	Nominating Annually assessing the independence of the Board members.
▪

Identifying, screening and recommending to the Board candidates for membership on the Board, including director nominees proposed by stockholders, in accordance with the Company’s bylaws and applicable law. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations. Final approval of any candidate shall be determined by the full Board.

Page | 19	Annual Proxy Statement | 2020

CORPORATE GOVERNANCE MATTERS

▪

As set forth in the Company’s Corporate Governance Guidelines, the following are the minimum requirements for Board membership: (a) the director must possess a breadth and depth of management, business, governmental, nonprofit or professional experience, preferably in a leadership or policymaking role, that indicates the ability to make a meaningful contribution to the Board’s discussion of and decision making on the array of complex issues which the Company faces and expects to face in the future; (b) the director must possess sufficient financial literacy or other professional business experience relevant to an understanding of the Company and its business that will enable such individual to provide effective oversight as a director; (c) the director must possess the ability to think and act independently, as well as the ability to work constructively in a collegial environment; (d) the director must demonstrate behavior that indicates that he or she is committed to the highest ethical standards; (e) the director must possess the ability to devote sufficient time and energy to the performance of his or her duties as a director; and (f) the director may not simultaneously serve on the board of directors or equivalent body of an organization that the Board reasonably determines (i) is a significant competitor or potential significant competitor of the Company or of a key vendor of the Company; or (ii) would otherwise benefit from access to the Company’s intellectual property, strategic or other confidential or proprietary information.

It is also desired that individual directors possess special skills, expertise and background that would complement the attributes of the other directors and promote diversity and the collective ability of the Board to function effectively. While the Board does not have a specific diversity policy, as stated above, our Corporate Governance Guidelines provide that the CNG Committee should seek to promote diversity on the Board and the committee considers age, gender, race, ethnicity and cultural background when considering and recommending candidates to the Board.

Corporate Governance
▪

Developing and recommending to the Board a set of corporate governance guidelines and other policies and guidelines which the committee determines necessary and appropriate for adoption by the Company.

▪	Reviewing and approving any insider or related party transactions (as defined in Item 404 of Regulation S-K), in accordance with the Company’s Related Party Transaction Policy.
▪	Leading the Board in its annual review of the Board’s performance, and the performance of various Committees of the Board.
▪	Recommending to the Board the membership and chair of each Board committee.
▪	Overseeing the areas of director orientation, continuing education and professional development.
▪	Assisting the Board with senior management succession planning.

CNG Committee Delegation of Authorities

The charter of the CNG Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee as it relates to compensation, other than the ability of the committee to form and delegate authority to subcommittees when appropriate. This includes the delegation of approval of award grants and other transactions and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Committee who are “non-employee directors” as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended. For information about the role of the Chief Executive Officer with respect to the CNG Committee see Compensation Discussion and Analysis—Role of the Chief Executive Officer. None of the Company’s executive officers, including the Chief Executive Officer, has any role in determining the amount of director compensation. Director compensation is determined by the full Board after considering the recommendations of the CNG Committee.

Additionally, the charter of the CNG Committee authorizes the committee to select and retain compensation consultants, legal counsel or other advisors to advise the committee in carrying out its duties. See Compensation Discussion and Analysis—Role of Compensation Consultants.

Compensation Committee Interlocks and Insider Participation

None of the members of the CNG Committee is a current or former officer or employee of the Company or any of its subsidiaries. No executive officer has served as a member of the compensation committee (or other board committee performing equivalent functions) or as a director of any other entity that has an executive officer serving as a member of the CNG Committee or the Company’s Board of Directors.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board or any specific director, including any committee of the Board, or with the chair of any committee, may do so by writing to the address or e-mail below to the attention of the Corporate Secretary who will then sort the correspondence to ensure receipt by the appropriate director(s).

Banc of California, Inc.

Attn: Corporate Secretary

3 MacArthur Place

Santa Ana, California 92707

IR@bancofcal.com

Annual Proxy Statement | 2020	Page | 20

DIRECTOR COMPENSATION

Overview

The CNG Committee is responsible for the periodic review of compensation paid to non-employee directors of the Company and the Bank and recommending changes to the Boards, when the CNG Committee deems appropriate. As indicated below under employee Directors, directors who are also employees of the Company and/or the Bank receive no compensation for their service as a director.

The existing elements of the Company’s director compensation program are a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Boards of the Company or the Bank. In determining the components of non-employee director compensation, the CNG Committee considers the significant amount of time directors expend to fulfill their duties, the skill level required of Board members and the nature of the Company’s business objectives.

The current components of our director compensation program are summarized in the tables below. We do not provide non-equity incentive plan awards, deferred compensation, retirement or health plans for non-employee directors.

Current Director Compensation Program

The current compensation program for non-employee directors of the Company and the Bank is reflected in the following table:

Schedule of Current Director Fees, Effective January 1, 2019
Compensation Element	Cash (2)	Equity (3)
Annual Retainer (1)	$75,000	$75,000
	Additional Compensation
Chair of the Board	$37,500	$37,500
Committee Chair
Audit	$8,500	$8,500
ALCO (4)	$6,000	$6,000
Compensation, Nominating and Corporate Governance (5)	$6,000	$6,000
Enterprise Risk (5)	$6,000	$6,000
Non-Chair Committee Member
Audit	$4,250	$4,250
ALCO	$3,000	$3,000
Compensation, Nominating and Corporate Governance (5)	$3,000	$3,000
Enterprise Risk (5)	$3,000	$3,000

(1)Effective as of May 14, 2020, both the annual cash retainer and the annual equity retainer will decrease to $70,000.

(2)

Cash compensation is payable in equal quarterly installments, in advance of each quarter, up to the maximum amount of the specified annual retainer; provided, however, that management is authorized to adjust the amount and timing of cash compensation payments on a case-by-case basis and in management’s sole discretion if the circumstances so warrant (for example, in the event a director’s anticipated term of service remaining is less than a quarter or to ensure each director receives appropriate cash compensation to reflect his or her term of service). No cash retainer will be paid after any termination of service. Additionally, cash compensation is payable with respect to the entire month of service if one day is served by a director during that month, except that a director shall receive pro-rata fees during the first month of service based on the actual date he or she is first appointed or elected as a director. Lastly, if committee composition re-assignments occur after the first day of any quarter, then adjustments to cash payments as a result of committee composition reassignments will go into effect the first day of the following quarter.

(3)

Equity awards are payable in the form of RSU’s that will fully vest on the one-year anniversary of the grant date, subject to acceleration upon a change of control, termination of service due to death or disability or other qualifying termination of service. Equity awards are granted annually, following the Company’s annual meeting of stockholders.

(4)     As of April 2019, Mr. Wolff served as ALCO Chair, accordingly no Committee Chair compensation fee was paid after such date.

(5)

Prior to June 13, 2019, the responsibilities of the CNG Committee were fulfilled by two committees (the Compensation and Human Capital Committee and Nominating and Corporate Governance Committee) and the credit-related oversight responsibilities of the Risk Committee were fulfilled by a separate committee (the Credit Committee).  The fee amounts for the chairs and non-chair members of the Compensation and Human Capital Committee, Nominating and Corporate Governance Committee and Credit Committee were the same as the current fees amounts for the chairs and non-chair members of the CNG Committee and the Risk Committee except there is currently one less committee in total.

Page | 21	Annual Proxy Statement | 2020

DIRECTOR COMPENSATION

Employee Directors

Directors who were also employees of the Company and/or the Bank during 2019 received no compensation for their service as directors. As such, Mr. Bowers, who served as President, Chief Executive Officer and a director of both the Company and the Bank until his departure from the Company and the Bank in March 2019, and Mr. Wolff, who became President and Chief Executive Officer of the Company and the Bank, a director of the Company and Chairman of the Board of Directors of the Bank in March 2019, did not receive compensation for their Board service in 2019.

As of the date of this proxy statement, nine of the ten directors of the Company are independent and are not employees of the Company or the Bank.

2019 Summary Table of Director Compensation

The following table provides information regarding compensation paid to the non-employee directors of the Company and the Bank during the year ended December 31, 2019. See Summary Compensation Table on page 44 of this proxy statement for information regarding compensation paid to Messrs. Bowers and Wolff in 2019.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)		All Other Compensation ($)(5)	Total ($)
Barker	$12,708	$48,998		$—	$61,706
Benett	$85,250	$82,260	(4)	$4,782	$172,292
Curran	$84,625	$85,263		$1,926	$171,814
Fallon-Walsh	$82,500	$84,012		$1,390	$167,902
Hill	$81,000	$81,009		$1,853	$163,862
Lashley	$88,000	$86,514		$2,048	$176,562
Schnel	$84,000	$81,009		$5,637	$170,646
Sznewajs	$121,250	$119,762		$5,841	$246,853
Thau	$12,500	$48,264		$—	$60,764
Wycoff	$82,500	$81,009		$1,944	$165,453
(1)

The amounts reported in this table represent amounts paid to each non-employee director for their service on the Company Board, Bank Board and all applicable committee assignments during the fiscal year ended December 31, 2019. For those directors who either departed from or were appointed to the Board in 2019, the amounts reported are for service during the following periods:

—	for Mr. Benett, from January 1, 2019 to November 6, 2019; and
—	for Messrs. Barker and Thau, from November 5, 2019 to December 31, 2019.
(2)

Represents the grant date fair value of the stock awards issued during fiscal 2019, determined in accordance with ASC Topic 718. Awards issued during 2019 include: (a) RSUs granted for service on Board committees, as applicable; and (b) RSUs for the equity portion of the annual retainer for each non-employee director.  See footnote 4 below for a description of amounts reported for Mr. Benett.

The assumptions used in the fair value calculations are included in Note 17 to the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020. The grant date fair value is calculated using the closing market price of the Company’s voting common stock on the business day preceding the grant date, which is then recognized as an expense, subject to market value changes, over the scheduled vesting period of the award.

(3)	See the table that immediately follows for a breakdown of the number of vested and unvested RSUs, RSAs, and Options outstanding.
(4)

For Mr. Benett, the amount reported represents grant date fair value, as the incremental fair value resulting from the acceleration of previously unvested RSAs and RSUs in connection with his retirement as a director effective November 6, 2019 was immaterial. In addition to the accelerated RSAs and RSUs, 1,124 unvested stock options held by Mr. Benett accelerated and became fully vested upon his retirement from the Board, per the terms of the applicable stock option agreement, all of which were outstanding as of December 31, 2019

(5)	Amounts reflect cash dividends and dividend equivalents paid during 2019 on unvested RSAs and RSUs, respectively.

Annual Proxy Statement | 2020	Page | 22

DIRECTOR COMPENSATION

The following table presents: (a) the aggregate number of RSUs granted to each non-employee director, other than Mr. Benett, during 2019, the grant date fair values of which are reflected in the table above; (b) the number of RSUs and RSAs that were accelerated in vesting for Mr. Benett in connection with his departure from the Board on November 6, 2019; (c) the aggregate number of outstanding unvested RSAs and RSUs held by each non-employee director, including Mr. Benett, as of December 31, 2019; and (d) the aggregate number of outstanding options (both vested and unvested) held by each non-employee director, other than Mr. Benett, at December 31, 2019.  The RSUs granted to the non-employee directors during 2019 are scheduled to vest in full on June 12, 2020. Other than the awards that were accelerated for Mr. Benett, all other awards listed below generally vest in substantially equal annual installments over a period of five years beginning on the first anniversary of the grant date.

Stock Awards in the 2019 Summary Table of Director Compensation Above				Aggregate Awards Outstanding as of December 31, 2019
Name	Number of Unvested RSUs	Number of Vested RSUs	Number of Vested RSAs	Aggregate Number of Unvested RSAs and RSUs Outstanding	Aggregate Number of Options Outstanding
Barker	3,335	70	—	3,335	—
Benett	—	5,918	3,742	—	7,452
Curran	6,134	—	—	6,134	—
Fallon-Walsh	6,044	—	—	6,044	—
Hill	5,828	—	—	5,828	—
Lashley	6,224	—	—	6,224	—
Schnel	5,828	—	—	10,303	7,452
Sznewajs	8,616	—	—	12,723	7,452
Thau	3,284	70	—	3,284	—
Wycoff	5,828	—	—	5,828	—

Page | 23	Annual Proxy Statement | 2020

EXECUTIVE OFFICERS

Designation of Executive Officers

The Board periodically evaluates the persons who are designated as executive officers of the Company. The Company’s executive officers include its Chief Executive Officer and Chief Financial Officer as well as other individuals whom the Board has determined perform a policy-making function or are in charge of a principal business unit, division or function. The Company’s current executive officers are listed below.

Jared M. Wolff, President and Chief Executive Officer

Lynn M. Hopkins Executive Vice President and Chief Financial Officer	Michael A. Smith Chief Accounting Officer

Ido Dotan Executive Vice President, General Counsel and Corporate Secretary	Lynn A. Sullivan Executive Vice President and Chief Risk Officer

Robert G. Dyck Executive Vice President and Chief Credit Officer

Annual Proxy Statement | 2020	Page | 24

EXECUTIVE OFFICERS

Executive Officer Biographies

JARED M. WOLFF

President and Chief Executive Officer Age: 51	See Proposal I—Election of Directors for Mr. Wolff’s biography.

LYNN M. HOPKINS

Chief Financial Officer Age: 52

Ms. Hopkins was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank effective December 9, 2019.

Ms. Hopkins has more than 25 years of experience in the Southern California financial services industry, with Chief Financial Officer roles at both First Choice Bancorp and Commercial Bank of California. Prior to those, Ms. Hopkins spent 15 years at PacWest Bancorp, where she served in a number of leadership roles, including Executive Vice President and Chief Accounting Officer from 2014 to 2017, Chief Financial Officer of Pacific Western Bank, the subsidiary bank, from 2002 to 2014, Corporate Secretary from 2009 to 2014, and as a Director of Pacific Western Bank from 2002 to 2006. During her time at PacWest, the company grew from $1 billion in assets to more than $20 billion in assets, partially driven by more than 25 acquisitions. Earlier in her career, Ms. Hopkins held senior finance positions at California Community Bancshares and Western Bancorp. She began her career as a CPA with KPMG in Los Angeles and London.

Ms. Hopkins holds a B.A. in Economics/Business from the University of California, Los Angeles.

Page | 25	Annual Proxy Statement | 2020

EXECUTIVE OFFICERS

IDO DOTAN

General Counsel and Corporate Secretary Age: 40

Mr. Dotan was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank effective May 28, 2019. Mr. Dotan has extensive experience in corporate securities, mergers and acquisitions, and structured finance.

Prior to joining the Company, Mr. Dotan served as Executive Vice President, Assistant General Counsel and Corporate Secretary of Carrington Mortgage Holdings, LLC, a holding company whose primary businesses include mortgage servicing and origination, real estate logistics and real estate services. At Carrington, Mr. Dotan oversaw all functions of the legal department, including transactional, regulatory compliance, licensing, litigation and corporate governance matters, among other areas. Prior to working for Carrington, Mr. Dotan served as Chief Legal Officer of Arch Bay Capital, LLC, an asset management firm, where he was responsible for portfolio resolution, litigation and compliance management.  Before joining Arch Bay, Mr. Dotan served as Associate General Counsel and then Chief Legal Officer of Thompson National Properties, LLC, a commercial real estate firm and sponsor of a public real estate investment trust. Prior to going in-house, Mr. Dotan was an associate with the law firms of Sullivan & Cromwell LLP and Fried, Frank, Harris, Shriver & Jacobson LLP from 2004 to 2010, where he represented public and private companies and financial institutions in connection with mergers and acquisitions, capital markets, structured finance transactions and corporate governance matters.

Mr. Dotan received his bachelor’s degree in business administration from the University of Southern California, Marshall School of Business and his juris doctorate from the University of Southern California, Gould School of Law. Mr. Dotan is admitted to practice law in California.

ROBERT G. DYCK

Chief Credit Officer Age: 63

Mr. Dyck was appointed Executive Vice President, Chief Credit Officer of the Company and the Bank effective January 1, 2020.  Mr. Dyck is responsible for all credit oversight, including portfolio review/maintenance, approval of credits, ongoing portfolio analysis, for the Bank. Mr. Dyck is a highly skilled credit executive with over 40 years of banking experience in the California market.

Prior to joining Banc of California, Mr. Dyck spent four years providing consulting services to community banks in the areas of credit training, credit policy, credit culture and portfolio management.

Previously, Mr. Dyck spent 14 years with PacWest Bancorp most recently serving as Executive Vice President, Chief Credit Officer for the Community Banking Division. During his tenure with PacWest, Mr. Dyck oversaw credit diligence for 14 bank acquisitions.

In addition, Mr. Dyck has served as senior credit executive for several community and regional banks where he managed credit training programs and directed loan review departments.

Mr. Dyck received his undergraduate degree in Accounting and Finance and MS in Finance from California State University, Northridge.

Annual Proxy Statement | 2020	Page | 26

EXECUTIVE OFFICERS

MICHAEL A. SMITH

Chief Accounting Officer Age: 53

Mr. Smith was appointed Chief Accounting Officer of the Company and the Bank effective September 4, 2018. He brings over 25 years of experience across accounting and related functions with respect to acquisitions, reorganizations, system integrations and public-company operations.

Prior to joining the Company, Mr. Smith served as the Chief Accounting Officer for loanDepot from 2014 to 2018 and before loanDepot, he served as the Chief Accounting Officer at CapitalSource, Inc. (NASDAQ: CSE) and its subsidiary bank, CapitalSource Bank from 2008  until the sale of CapitalSource to PacWest Bancorp in 2014. Prior to joining CapitalSource, Mr. Smith served as the Chief Accounting Officer for Fremont Investment & Loan. His responsibilities with loanDepot, CapitalSource and Fremont Investment & Loan included overseeing all accounting functions and SEC reporting.  Mr. Smith began his career in the audit practices of Deloitte & Touche LLP and Grant Thornton LLP.

Mr. Smith holds a Bachelor’s degree in Accounting and a Master of Accountancy in Professional Accounting from Brigham Young University. Mr. Smith is a licensed CPA in California.

LYNN A. SULLIVAN

Chief Risk Officer Age: 51

Ms. Sullivan was appointed Executive Vice President and Chief Risk Officer of the Company and the Bank effective May 20, 2019, and brings over 20 years of experience in regulatory compliance and risk in the financial services industry.

Prior to joining the Company, Ms. Sullivan most recently served as the Global Head of Anti-Money Laundering Policies, Controls and Governance/Administration at Citigroup Inc., a multinational investment bank and financial services corporation. Ms. Sullivan was at Citi from October 2013 to August 2017. In her capacity as Global AML Policy and Controls Head, Ms. Sullivan oversaw global anti-money laundering program strategy, policy, training and control, anti-money laundering compliance testing and enterprise-wide anti-money laundering communications.

Additionally, Ms. Sullivan served as the Chief Compliance Officer at Rabobank, N.A. from 2012 to 2013 and various positions with Union Bank, N.A., culminating as the Chief Compliance Officer.

Ms. Sullivan has a bachelor’s degree in political science from the University of California, Santa Barbara.

Page | 27	Annual Proxy Statement | 2020

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we describe the material components of our executive compensation program, the material compensation policy decisions made under those programs since January 1, 2019 and the measurable factors we took into consideration in making compensation decisions for our “Named Executive Officers” set forth below, whose compensation earned or paid for 2019 is set forth in a series of tables following this section.

During the past year, the Company has undergone significant changes with respect to its executive leadership team, including the hiring of Jared M. Wolff as our new President and Chief Executive Officer in March 2019, Lynn A. Sullivan as our new Chief Risk Officer and Ido Dotan as our new General Counsel in May 2019 and Lynn M. Hopkins as our new Chief Financial Officer in December 2019.  In addition, Robert G. Dyck was hired in September 2019 to succeed Kris A. Gagnon as Chief Credit Officer upon the retirement of Mr. Gagnon from that position in January 2020.  Mr. Wolff, Ms. Sullivan, Mr. Dotan, Ms. Hopkins and Mr. Gagnon are among our Named Executive Officers for 2019.  Our 2019 Named Executive Officers also include Douglas H. Bowers, our former President and Chief Executive Officer (who departed from those positions in March 2019), Angelee J. Harris, our former General Counsel (who departed from that position in May 2019), John A. Bogler, our former Chief Financial Officer (who departed from that position in November 2019), and Michael A. Smith, our Chief Accounting Officer who served as our Interim Chief Financial Officer following Mr. Bogler’s departure.

Our Named Executive Officers for Fiscal 2019:
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Jared M. Wolff	President and Chief Executive Officer
Lynn M. Hopkins	Executive Vice President and Chief Financial Officer
Ido Dotan	Executive Vice President, General Counsel and Corporate Secretary
Michael A. Smith	Chief Accounting Officer and Former Interim Chief Financial Officer
Lynn A. Sullivan	Executive Vice President and Chief Risk Officer
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Douglas H. Bowers	Former President and Chief Executive Officer
John A. Bogler	Former Executive Vice President and Chief Financial Officer
Kris A. Gagnon	Former Executive Vice President and Chief Credit Officer
Angelee J. Harris	Former Executive Vice President and General Counsel

The discussion below is intended to put into context, within the framework of our overall compensation program, the information detailed in the tables following this section.

As noted elsewhere in this proxy statement, prior to June 13, 2019, the responsibilities of the CNG Committee were fulfilled by two committees, the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee.  References to the CNG Committee in this Compensation Discussion and Analysis that relate to compensation matters prior to June 13, 2019 are to the Compensation and Human Capital Committee.

Our Vision

Our vision is to be California’s premier relationship-focused business bank. We deliver comprehensive products and solutions for businesses, business owners, and individuals within our footprint through our 31 full service branches throughout Southern California, extending from San Diego to Santa Barbara, including Los Angeles and Orange County.   We have served California markets since 1941 through the Bank and its predecessors. The Bank offers a variety of financial products and services designed around our clients in order to serve all of their banking and financial needs.

Annual Proxy Statement | 2020	Page | 28

COMPENSATION DISCUSSION AND ANALYSIS

We have a strong foundation that supports this vision, including:

▪    a strong balance sheet;

▪    a strong credit and underwriting culture;

▪    a client-centric and service-oriented focus;

▪    an experienced leadership team and strong corporate governance;

▪    a recognizable and powerful brand; and

▪    superior markets in which we operate.

Our executive leadership team prioritizes initiatives that are consistent with our vision.  As previously noted, we welcomed Mr. Wolff as our new President and Chief Executive Officer and as a member of our Board of Directors in March 2019. Under Mr. Wolff’s leadership and with the support of the Board, our executive team made substantial progress toward accomplishing the following priorities in 2019:

▪    strategically right-sizing the balance sheet to eliminate assets and business lines that do not enhance the value of the Company;

▪    growing low cost and noninterest bearing deposits by focusing on client relationships, with business and individuals, who value our service, execution and high touch-banking model.  This relationship-based approach will result in a higher mix of noninterest bearing deposits, and reduced reliance on wholesale funding; and

▪    reducing our expense burden by realizing operational efficiencies, including investments in technology that contribute to better client service.

Our Corporate Values and the Philosophy and Objectives of Our Compensation Programs

Our vision and priorities guide our compensation programs.  Our compensation programs are designed to accomplish the following:

▪    Allow the Company to compete for, hire and retain skilled and talented executives critical to our success, with the capabilities required by the pursuit of our mission, vision, and priorities.

▪    Incent executives to strike the ideal balance between driving for optimal business performance without undue risk-taking by aligning performance with ethical standards, regulatory compliance, budgets, risk management processes and internal controls.

▪    Reward long-term growth and profitability.

▪    Encourage and reward for performance aligned with our strategic plan (pay for performance) while striving to ensure that the quality and risk performance is consistent with the risk appetite of the Company.

▪    Recognize and reward the success of the management team as a whole in managing the Company, and use that overall performance as the basis for determining overall compensation, taking into consideration pertinent economic conditions, interest rate trends and the competitive market environment.

▪    Recognize and reward individual achievement and contributions consistent with our long-term objectives and core values.

▪    Align executive compensation with the interests of stockholders. We seek to have the long-term performance of our stock reflected in executive compensation through our equity incentive programs.  Our approach to compensating management includes a review of all incentive programs to avoid imprudent risk-taking and to promote safety and soundness. We believe that compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, as we believe that the value of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives.

▪    Use performance-based compensation where appropriate to link the success of the executive with the success of the Company.

Page | 29	Annual Proxy Statement | 2020

COMPENSATION DISCUSSION AND ANALYSIS

Key Features and Principal Components of Our Executive Compensation Program

Key features of our executive compensation program include the following:

Priorities to Align Executive Compensation with Interests of Stockholders
— Target pay at market median for CEO.
— Recoupment policy.
— Stock ownership guidelines, anti-hedging, and anti-pledging policy.
— Industry standard contractual severance / change in control payouts.
Annual Incentives
— Formula-based objective annual non-equity incentive plan with payout caps.
— Multiple performance measures are utilized.
— Goals set by the CNG Committee focused on improving key franchise metrics.
Long Term Incentives
— Annual equity awards where performance-contingent equity awards (PSUs) represent 50% or more of the equity pay mix.
— Three-year performance periods.
— Multiple performance measures are utilized.
— Includes a relative measure (e.g. relative cost of deposits or relative total shareholder return).
— Enhanced disclosure of plan design and achievement.

The principal components of our current executive compensation program include the following:

Base Salary

We pay base salaries commensurate with an executive’s position and experience. Subject to the terms of any employment agreement in place, base salaries for our executive officers are generally reviewed at least annually by the CNG Committee.

Performance-Based Annual Incentive Plan

Executive officers are given the opportunity to earn a target annual cash and equity incentive as a percent of their salary. Since 2017, the CNG Committee has adopted a performance-based annual incentive program, intended to provide payment for achieving key annual performance objectives set by the CNG Committee.

Equity Performance-Based Incentive Awards

We provide performance-contingent equity as an additional incentive for executives to achieve our long-term goals. In general, 50% of the annual long-term incentive awards granted to our Named Executive Officers include a performance requirement.

The CNG Committee also considers executive officer performance and recommends equity incentive awards for our Chief Executive Officer based on a variety of factors, in its discretion, and for our other executive officers based on recommendations from the Chief Executive Officer. The CNG Committee’s decisions reflect the belief that equity incentives encourage executives to focus on long-term stockholder value creation and foster alignment with our stockholders.

Other Compensation	We provide 401(k) plan, and health, disability and life insurance benefits, as well as other benefits.

Annual Proxy Statement | 2020	Page | 30

COMPENSATION DISCUSSION AND ANALYSIS

The foregoing components fit into our overall compensation objectives by allocating between long-term and short-term compensation to ensure adequate base compensation to attract and retain personnel, while providing incentives with an appropriate level of risk to maximize long-term value for our Company and our stockholders. We believe our overall compensation package, including benefits and equity-related awards, is competitive within the marketplace and consistent with the philosophy and objectives of our compensation program.

Role of Peer Group for 2019 Compensation Decisions

In setting certain of the performance and gating criteria for the short-term and long-term incentive awards for 2019 for the Named Executive Officers (as described in this Compensation Discussion and Analysis under Annual Incentives and Long-Term Incentives), the CNG Committee utilized a peer group comprised of all U.S. banks and thrifts with total assets of between $5 billion and $15 billion as of December 31, 2018, excluding Puerto Rico (currently approximately 76 institutions) (the 2019 Peer Group).  From time to time, the CNG Committee may utilize a local or regional subset of this peer group when setting executive officer base salaries.  The Company’s peer group for 2018, as disclosed in the Company’s proxy statement for its 2019 annual meeting of stockholders, was comprised of 15 institutions, with total assets ranging from $5.6 billion to $23.1 billion (the 2018 Peer Group).  The 2019 Peer Group includes every member of the 2018 Peer Group, other than two institutions that were excluded because their asset size exceeded the range for the 2019 Peer Group.

Page | 31	Annual Proxy Statement | 2020

COMPENSATION DISCUSSION AND ANALYSIS

2019 Pay Decisions

Below is a summary of the basic pay actions for our Named Executive Officers for 2019. This summary is not a substitute for, and does not describe all compensation set forth in, the Summary Compensation Table on page 44.

				Equity Incentives
	Base Salary	Actual Cash Incentives(1)		Award Type or Perf. Plan	Grant Date Fair Value or Potential Target Payout		Vesting Period	TOTAL
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff				RSA	$2,000,012	(3)	4 Years
President and Chief Executive Officer				PSU	$1,000,007	(3)	3 Years
				PSU	$125,006	(2)	3 Years
				PSU	$125,006	(2)	3 Years
	$750,000	$750,000		RSU	$250,013		3 Years	$5,000,044
Hopkins
Chief Financial Officer	$425,000	$155,000	(6)	RSU	$250,004	(4)	3 Years	$830,004
Dotan				PSU	$37,502	(2)	3 Years
General Counsel				PSU	$37,502	(2)	3 Years
	$375,000	$145,000		RSU	$75,004		3 Years	$670,008
Smith
Chief Accounting Officer and Former Interim Chief Financial Officer	$275,000	$151,250		RSU	$125,006		3 Years	$551,256
Sullivan
Chief Risk Officer	400,000	$200,000		RSU	$400,000		2 Years	$1,000,000
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers
Former President and Chief
Executive Officer	$750,000	$—	(7)	—	—		—	$750,000
Bogler				PSU	$187,502	(5)	3 Years
Former Chief Financial Officer				PSU	$187,502	(5)	3 Years
	$500,000	$—	(7)	RSU	$375,005	(5)	3 Years	$1,250,009
Gagnon
Former Chief Credit Officer	$400,000	$240,000		—	—		—	$640,000
Harris
Former General Counsel	$350,000	$—	(7)	RSU	$74,681	(5)	3 Years	$424,681

(1)	Represents cash incentives awarded or otherwise earned in 2019 and paid in 2020.
(2)	For each PSU, the grant date fair value assumes achievement of the target level of performance conditions.
(3)	Represents inducement award pursuant to Mr. Wolff’s employment agreement.
(4)	Represents inducement award pursuant to Ms. Hopkins’ employment agreement.
(5)	The awards to Mr. Bogler and Ms. Harris were forfeited upon termination of their employment in November 2019 and May 2019, respectively.
(6)	Represents sign-on bonus, contingent on 30 days of continuous employment, awarded in 2019 and paid in 2020.
(7)	No annual cash incentives were paid for 2019 to Mr. Bowers, Mr. Bogler, or Ms. Harris, whose employment terminated in March 2019, November 2019, and May 2019, respectively.

Annual Proxy Statement | 2020	Page | 32

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Program Best Practices

Due to the evolving nature of our businesses and our dynamic profile, the CNG Committee has implemented the following compensation strategies, which the CNG Committee considers to be key elements for a program of compensation plans as set forth in the table below:

Strong Alignment with Stockholders—What We Do and What We Don’t Do

Strong Alignment with Stockholders—What We Do

 Compensation Principles. We believe our compensation principles promote a best practice approach to compensation, by aligning the interests of our officers and directors and our long-term strategy with the interests of stockholders and appropriately integrating risk with compensation, giving due consideration to the safety and soundness of the Bank.

Risk Events Are Considered in Pay Decisions. Our CNG Committee annually assesses our executive and broad-based compensation programs to ensure prudent risk management.

 Share Ownership Guidelines. We require that our Chief Executive Officer own shares equal to at least 300 percent of his after-tax base salary and that the other Named Executive Officers own shares equal to at least 100 percent of their after-tax base salary.  Our executives are expected to achieve the minimum equity investment within three years from the date he or she first becomes subject to the guidelines.

Anti-Hedging/Pledging Policy. We have “anti-hedging” and “anti-pledging” policies on Company shares.
Performance-Based Awards. Our executive compensation practice focuses on performance awards that are tied to overall stockholder objectives.
Strong Alignment with Stockholders—What We Don’t Do
No Tax Gross Ups. Our employment agreements do not provide for tax gross-ups in the event of a change of control event.
No Repricing or Repurchase of Underwater Equity Awards. We do not permit the repricing or repurchase of underwater stock options or stock appreciation rights without stockholder approval.
No Multi-Year Guaranteed Bonuses.

 No “Single Trigger” Cash Severance Payments on Change in Control in Employment Agreements. Our Executive employment agreements do not have “single-trigger” cash severance payments resulting solely from the occurrence of a change of control.

 No “Single Trigger” Vesting of Equity Awards Granted under our 2013 and 2018 Omnibus Stock Incentive Plans. All equity awards under the 2018 Omnibus Plan made to employees generally require a “double trigger” (i.e., a termination of employment other than by the Company for cause or by the participant without good reason) before vesting can accelerate following a change in control. Other than stock appreciation rights that were last granted on September 30, 2015, the same is true with respect to equity awards under our 2013 Omnibus Stock Incentive Plan (the 2013 Omnibus Plan).  For performance-based awards, both the 2013 Omnibus Plan and the 2018 Omnibus Plan provide that, unless the performance award is replaced by a similar award, it will be deemed earned and payable in an amount equal to at least the target level of performance in the event the award vests on an accelerated basis following a change in control.

Page | 33	Annual Proxy Statement | 2020

COMPENSATION DISCUSSION AND ANALYSIS

How We Make Compensation Decisions

The CNG Committee will consider information from a variety of sources when assessing the competitiveness of the Company’s current and future compensation levels. These sources include, but are not limited to, committee members, management, other members of our Board, publicly available compensation data regarding executive officers within the industry, the Company’s understanding of compensation arrangements at other financial institutions, feedback from key stakeholders (including common stockholders, regulators and holders of our senior notes and preferred stock), and advice from the CNG Committee’s consultants.

Role of Chief Executive Officer

Our Chief Executive Officer typically makes compensation recommendations to the CNG Committee for all executive officers who report to him, who are not present during the deliberations. The CNG Committee Chair makes compensation recommendations to our Board with respect to the Chief Executive Officer, who is not present during the deliberations. The CNG Committee may accept or adjust such recommendations.

Role of Compensation Consultants

The CNG Committee at times retains the services of independent consultants to assist the committee with its consideration of the Company’s compensation policies, programs and practices.

In early 2019, the CNG Committee engaged Pearl Meyer, a compensation consultant that has historically provided compensation advice to the Company, to assist the committee in 2019 with a continued review of our compensation framework; however, Pearl Meyer was not materially involved in selecting the performance criteria or setting the target goals for 2019. The Company believes that it should engage a consultant to advise on compensation regularly, but not necessarily annually, since compensation programs and data may not change dramatically from year to year.

Base Salary

The base salaries of our Named Executive Officers are determined by the CNG Committee, subject in certain cases to terms set forth in employment agreements or other arrangements, including offers of employment.  Each employment agreement was the result of negotiations between the Company and the Named Executive Officer. Of our Named Executive Officers, two are currently employed for specified terms pursuant to employment agreements (Mr. Wolff and Ms. Hopkins) and two were previously employed, prior to their separation from the Company, for specified terms pursuant to employment agreements (Messrs. Bowers and Bogler).  Subject to the terms of employment agreements or other arrangements, salaries are reviewed and adjusted at the discretion of the CNG Committee or the Board of Directors. As it relates to the remainder of the Named Executive Officers, we follow our standard practice of documenting the duties and responsibilities of the role.  Compensation is then benchmarked against the market and a market analysis report is prepared periodically.  The report is reviewed by the Chief Executive Officer and the Chief Human Resources Officer and compensation is recommended to the CNG Committee for review and approval.

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COMPENSATION DISCUSSION AND ANALYSIS

The chart below shows the annual rate of base salary for each Named Executive Officer as of December 31, 2019 and 2018, in each case to the extent the officer was employed by the Company on those dates:

	Annual Rate of Base Salary
	As of December 31, 2018		As of December 31, 2019		% Change
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff	Not Applicable		$750,000	(1)	Not Applicable
President and Chief Executive Officer
Hopkins	Not Applicable		$425,000	(2)	Not Applicable
Chief Financial Officer
Dotan	Not Applicable		$375,000		Not applicable
General Counsel
Smith	$275,000		$275,000		0%
Chief Accounting Officer and Former Interim Chief Financial Officer
Sullivan	Not Applicable		$400,000		Not applicable
Chief Risk Officer
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers	$725,000	(3)	Not Applicable		Not Applicable
Former President and Chief Executive Officer
Bogler	$475,000	(4)	Not Applicable		Not Applicable
Former Chief Financial Officer
Gagnon	$400,000		$400,000		0%
Former Chief Credit Officer
Harris	$350,000		Not Applicable		Not Applicable
Former General Counsel

(1)	Pursuant to the terms of Mr. Wolff’s employment agreement, his base annual salary was fixed at $750,000 through February 29, 2020 and thereafter subject to CNG Committee’s discretion.
(2)	Pursuant to the terms of Ms. Hopkins’ employment agreement, her base annual salary is fixed at $425,000 through February 28, 2021 and thereafter subject to CNG Committee’s discretion.
(3)	Pursuant to the terms of Mr. Bowers’ employment agreement, his base annual salary increased to $725,000 effective May 1, 2018
(4)	Pursuant to the terms of Mr. Bogler’s employment agreement, his base annual salary increased to $475,000 effective September 1, 2018 and to $500,000 effective September 1, 2019.

Page | 35	Annual Proxy Statement | 2020

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

Executive Incentive Compensation Plan. On April 29, 2019, the CNG Committee and our Board approved the Company’s Executive Incentive Compensation Plan (the Executive Incentive Plan). The Executive Incentive Plan is designed to attract and retain officers and key executives, to motivate participants using performance-related incentives and to provide competitive incentive compensation opportunities. The Executive Incentive Plan focuses on achievement of certain performance goals established by the CNG Committee with respect to each applicable performance period. Under the Executive Incentive Plan, the amount of a participant’s award for a given performance period is determined by the CNG Committee in accordance with applicable performance goals, and the CNG may eliminate or make upward or downward adjustments to those awards in its discretion. The Executive Incentive Plan also provides that, unless otherwise determined by the CNG Committee, an award will be forfeited if the applicable participant’s employment does not continue through the date the award is paid. Awards under the Executive Incentive Plan may be paid in cash or Company common stock issued under the Company’s 2018 Omnibus Stock Incentive Plan (or any successor plan).

The first performance period under the Executive Incentive Plan commenced on January 1, 2019 and ended on December 31, 2019.  For that performance period, each participating Named Executive Officer had the opportunity to earn an incentive award between a threshold and maximum amount based on the degree of achievement of the performance goals, as reflected in the table below.

	Annual Incentive Opportunity as a % of Salary			Annual Incentive Opportunity in $
Name	Threshold	Target	Maximum	Threshold	Target	Maximum
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff	50%	100%	150%	$375,000	$750,000	$1,125,000
Hopkins(1)	—	—	—	—	—	—
Dotan(2)	25%	50%	75%	$93,750	$187,500	$281,250
Smith(3)	—	—	—	—	—	—
Sullivan(2)	37.5%	75%	112.5%	$150,000	$300,000	$450,000
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers	—	—	—	—	—	—
Bogler(4)	37.5%	75%	112.5%	$187,500	$375,000	$562,500
Gagnon	37.5%	75%	112.5%	$150,000	$300,000	$450,000
Harris(4)	25%	50%	75%	$87,500	$175,000	$262,500
(1)

Ms. Hopkins joined the Company on December 9, 2019, and did not participate in the Company’s annual incentive opportunities for 2019.  Ms. Hopkins received a $155,000 sign-on bonus pursuant to her employment agreement to which she became entitled after being continuously employed by the Company for 30 days.

(2)	Ms. Sullivan and Mr. Dotan earned prorated bonuses based on their start dates with the Company of May 20, 2019 and May 28, 2019, respectively.
(3)	Mr. Smith did not participate in the Executive Incentive Plan for 2019. Mr. Smith earned a $151,250 bonus under the Company’s discretionary bonus plan.
(4)	This annual incentive opportunity was forfeited upon termination of employment with the Company in 2019.

The 2019 incentive award was based on the achievement of three goals, each weighted equally at one-third, as follows: (i) a cost of deposits goal which measured the difference between the Bank’s average cost of deposits for the fourth quarter of 2019 and the median average cost of deposits of the pre-established 2019 Peer Group for the same period; (ii) a loan yield goal which measured the difference between the Bank’s average loan yield for the fourth quarter of 2019 and the median average loan yield of the pre-established 2019 Peer Group for the same period; and (iii) an Operating Expense goal which measured the Company’s operating expenses for the fourth quarter of 2019 compared to pre-established targets. The cost of deposits criteria measured the Company’s ability to reduce (improve) its cost of deposits relative to the peer median and the loan yield criteria measured the Company’s ability to maintain (or improve) its loan yield relative to the peer median.  The operating expense criteria set a target for the Company to achieve expense reductions by end of the fourth quarter of 2019.

In addition to utilizing the performance criteria described above, the 2019 incentive awards had features designed to mitigate risk, including two gating measures: (i) the Non-performing Assets Ratio Criteria (the NPA Criteria), requiring that the Company’s ratio of non-performing assets to total assets being better than the 50th percentile compared to the median ratio of non-performing assets to total assets of the pre-established 2019 Peer Group; and (ii) the Capitalization Criteria, requiring that the Company be “well-capitalized” under all regulatory definitions.

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COMPENSATION DISCUSSION AND ANALYSIS

Under the Executive Incentive Plan, notwithstanding the criteria above, the CNG Committee has the authority to adjust incentive compensation up or down in its sole discretion based on any factors it deems relevant in consideration of the performance of the Company’s executives.  After the year ended, the CNG Committee determined that both the Capitalization Criteria and the NPA Criteria had each been met for the annual incentive and longer term incentive awards. In its determination of factors, the CNG Committee excluded two NPAs that were legacy credits originated by prior management over which the current executive team had little influence and are the type of credits that are no longer originated by the Company. The CNG Committee recognized the importance of rewarding and incentivizing the executive team for performance that is within management’s control.  Accordingly, each Named Executive Officer participating in the Executive Incentive Plan for the 2019 performance period was eligible to receive an award based on the level of achievement of performance goals, as follows (dollars in thousands):

Performance Objective	Threshold Performance (Payout at 50% of Target)	Target Performance	Maximum Performance (Payout at 150% of Target)	Performance Achieved
Cost of Deposits Relative to Peer Median(1)	0.67%	0.59%	0.54%	0.44%
Loan Yield Relative to Peer Median(2)	-0.27%	-0.25%	-0.20%	-0.13%
Operating Expenses (dollars in thousands)	$53,190	$52,147	$49,539	$48,076

(1)	Performance levels represent the amount by which the Company’s cost of deposits may exceed the 2019 Peer Group median.
(2)	Performance levels represent the amount by which the Company’s loan yield may be lower than the 2019 Peer Group median.

The Company’s Performance Achieved was better than the Maximum Performance for all three performance objectives and achieved a bonus opportunity of 150%.  However, notwithstanding that Maximum Performance was achieved, which would have entitled management to payouts at 150% of Target, the CNG Committee, in its discretion, determined that the payout would be adjusted downward to 100% of Target bonuses for 2019 in recognition of the gating factors adjustment described above and the earnings profile of the Company.  Overall, the CNG Committee determined that management had achieved excellent performance during 2019, in light of all objectives and factors.

Accordingly, the cash incentive amounts awarded for 2019 to the participating Named Executive Officers are as follows:

Officer	Total Cash Incentives Earned		Actual Bonus Paid as Percent of Target
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff	$750,000		100%
Hopkins	—	(1)	—
Dotan	$145,000	(2)	77%
Smith	—	(3)	—
Sullivan	$200,000	(2)	67%
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers	—	(4)	—
Bogler	—	(5)	—
Gagnon	$240,000		80%
Harris	—	(5)	—
(1)

Ms. Hopkins joined the Company on December 9, 2019, and did not participate in the annual incentive opportunities for 2019. Ms. Hopkins received a $155,000 sign-on bonus pursuant to her employment agreement to which she became entitled after being continuously employed by the Company for 30 days.

(2)	Ms. Sullivan and Mr. Dotan earned prorated bonuses based on their start dates with the Company of May 20, 2019 and May 28, 2019, respectively.
(3)

Mr. Smith was not eligible to receive incentive awards for 2019 under the Executive Incentive Plan, however he was eligible to receive a discretionary cash year-end bonus of up to 37.5% of his base salary, based on individual performance and the overall performance of the Company. Mr. Smith received $151,250 pursuant to the Company’s discretionary bonus plan.

(4)	Mr. Bowers was not eligible to receive incentive awards for 2019 under the Executive Incentive Plan.
(5)

This annual incentive opportunity was forfeited upon termination of employment with the Company in 2019. For information regarding the severance payment Mr. Bogler received pursuant to his employment agreement, see Employment Agreement-Separation Agreement with Mr. Bogler. For information regarding the severance payment Ms. Harris received pursuant to her separation agreement, see Separation Agreement with Ms. Harris.

Page | 37	Annual Proxy Statement | 2020

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

The CNG Committee believes that a significant portion of the Named Executive Officers’ target compensation should be in the form of long-term incentives, which motivates our executives and key employees by using awards tied to the long-term performance of the Company. These awards are intended to reward performance over a multi-year period, align the interests of our executives with those of stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, and provide an incentive for continued service at the Company. Long-term incentive awards are currently granted under the 2018 Omnibus Plan. The Company generally issues long-term incentives in three ways: (i) upon hire; (ii) retention awards; and (iii) annual awards.

Fiscal Year 2019 Annual Equity Awards. The CNG Committee’s philosophy regarding long-term incentive awards includes a performance requirement for 50 percent of the annual equity award issued to each Named Executive Officer to be PSUs. The remaining 50% of each executive’s award consisted of RSUs that vest over time.

Of the 2019 annual PSU awards:

▪

50% of the annual PSU awards is contingent on specified reductions in the Bank’s average cost of deposits relative to the average cost of deposits of the 2019 Peer Group, for fourth quarter of each fiscal year of a three-year period beginning on January 1, 2019 and ending on December 31, 2021; and

▪

the remaining 50% of the annual PSU awards is contingent on specified increases in the Company’s core return on average assets during each year of a three-year period beginning on January 1, 2019 and ending on December 31, 2021.

2019 Annual Equity Awards Performance RS RS 50%50% Cost of Deposits ROAA Time-based RSUs 2018 25% 25% 50%

As with the 2019 incentive award under the Executive Incentive Plan, the 2019 annual PSUs contain two gating criteria for each year of the three-year performance  period to mitigate risk: (i) the NPA Criteria, requiring that the Company’s ratio of non-performing assets to total assets being better than the 50th percentile compared to the median ratio of non-performing assets to total assets of the 2019 Peer Group, measured at the end of each year; and (ii) the Capitalization Criteria, requiring that the Company be “well-capitalized” under all regulatory definitions.

As described above, after the end of 2019, the first year of the three-year performance period for the annual PSUs granted in 2019, the CNG Committee determined in its discretion that both the Capitalization Criteria and the NPA Criteria had been met.  Accordingly, the CNG Committee determined that each of Messrs. Wolff and Dotan was eligible to earn a one-third portion of his annual PSUs awarded during 2019 based on the level of achievement of performance goals for 2019, as follows:

Performance Objective	Threshold Performance (Payout at 50% of Target)	Target Performance	Maximum Performance (Payout at 150% of Target)	Actual Performance
Cost of Deposits Relative to Peer Median(1)	0.67%	0.59%	0.54%	0.44%
Core Return on Average Assets	0.52%	0.54%	0.60%	0.26%
(1)	Performance levels represent the amount by which the Company’s cost of deposits may exceed the 2019 Peer Group median.

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COMPENSATION DISCUSSION AND ANALYSIS

Actual performance was better than Maximum Performance for half of the annual PSU award based on cost of deposits, which was determined to be earned for 2019 at the maximum level of performance (i.e., 150% of Target).  With respect to the remaining half of the annual PSU award, actual performance was below threshold performance based on core return on average assets, and as a result, no portion of this award was earned for 2019.  Accordingly, Messrs. Wolff and Dotan each earned 75% of the PSU award eligible to be earned in 2019.

The following table shows the time-based equity awards that were granted to the Named Executive Officers in 2019.  Each award in the following table is scheduled to vest in one-third annual increments beginning on the first anniversary of the grant date except for the award to Ms. Sullivan, which is scheduled to vest in one-half annual increments beginning on the first anniversary of the grant date and the RSA awarded to Mr. Wolff on March 19, 2019, which is scheduled to vest in one-quarter annual increments beginning on the first anniversary of the grant date.

Name	Grant Date	Type of Award Granted	Grant Date Fair Value
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff	3/19/2019	RSA	$2,000,012	(1)
	4/29/2019	RSU	$250,013
Hopkins	12/9/2019	RSU	$250,004	(2)
Dotan	6/12/2019	RSU	$75,004
Smith	4/29/2019	RSU	$125,006
Sullivan	6/12/2019	RSU	$400,000
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers	—	—	—
Bogler	4/29/2019	RSU	$375,005	(3)
Gagnon	—	—	—
Harris	4/1/2019	RSU	$74,681	(3)

(1)	Represents inducement award pursuant to Mr. Wolff’s employment agreement.
(2)	Represents inducement award pursuant to Ms. Hopkins’ employment agreement.
(3)	Represents time-based award forfeited upon termination of employment in 2019.

Page | 39	Annual Proxy Statement | 2020

COMPENSATION DISCUSSION AND ANALYSIS

Compensation, Nominating and Corporate Governance Committee’s Response to 2019 “Say-on-Pay” Vote

Our last “say-on-pay” vote was held at our 2019 annual meeting of stockholders, during which the stockholders were presented with an opportunity to vote on an advisory, non-binding basis with respect to compensation paid to our Named Executive Officers for the year ended December 31, 2018. Approximately 91% of the votes cast voted in favor of the say-on-pay proposal at our 2019 annual meeting of stockholders.  The CNG Committee considered the results of this vote in setting the compensation of the Named Executive Officers for the year ended December 31, 2019.  For information regarding the say-on-pay vote to be held at this year’s Annual Meeting, see Proposal III- Approval, on an Advisory and Non-Binding Basis, of the Compensation Paid to our Named Executive Officers.

Stock Ownership Guidelines

The Board of Directors adopted stock ownership guidelines for senior officers of the Company. The guidelines require our Chief Executive Officer to own shares equal to at least three times his or her after-tax base salary and that the other Named Executive Officers beneficially own shares equal to at least one times his or her after-tax base salary. Compliance with the guidelines is required to be achieved within three years from the date each officer first becomes subject to the guidelines, provided that the CNG Committee in its sole discretion may adjust or modify such achievement date. Annually, on the last day of our fiscal year, we evaluate stock ownership of our executive officers and directors based on the market value of the shares on the vesting date.  As of December 31, 2019, each of our Named Executive Officers then employed by the Company complied with the Stock Ownership Guidelines, giving allowance to those officers who have been executive officers for less than three years. For stock ownership guidelines of directors, see Corporate Governance Matters—Corporate Governance Framework—Stock Ownership Guidelines.

Recoupment Policy

Under Section 304 of the Sarbanes Oxley Act of 2002, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for: (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document; and (ii) any profits realized from the sale of shares received under an incentive compensation award of the Company during that 12-month period.

On June 13, 2019, the CNG Committee approved updated Corporate Governance Guidelines, including a recoupment policy that provides the Board with the ability to recover or cancel cash incentive compensation and equity awards granted to officers. The Board is committed to strong corporate governance and the integrity of the Company’s financial statements. Under the recoupment policy, if we are required to restate the Company’s financial statements to correct a material error, or if the Board determines that a financial, operational or other performance metric used to determine the grant, vesting, payment or issuance of incentive compensation was calculated incorrectly, the Board will, if it determines in its sole discretion that it is appropriate, feasible and in the best interests of the Company and its stockholders, cause the forfeiture of outstanding incentive compensation awards and/or require reimbursement of all or part of the incentive compensation previously granted, vested, paid or issued, in each case, in the amount by which the incentive compensation exceeded the amount that would have been granted, vested, paid or issued based on the restated financial statements or correctly calculated metric.

The policy also provides for recoupment of gain realized from the sale of shares received under an incentive compensation award to the extent the shares would have been subject to recoupment, and for recoupment or forfeiture of awards in such amount as the Board determines from any officer who engages in illegal, fraudulent, or dishonest conduct that has or could materially adversely affect us, or that contributed to the grant, vesting, payment or issuance of incentive compensation to the officer that was greater than what would have been granted, vested, paid or issued in the absence of the misconduct.

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COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging/Pledging Policy

The Company considers it inappropriate for any director or officer to enter into speculative transactions in the Company’s securities. The Company’s insider trading policy prohibits the purchase or sale, by any director, officer or employee, of puts, calls, options, or other derivative securities based on the Company’s securities or short-selling of the Company’s securities. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership.

Directors, officers, and other employees also may not purchase the Company’s securities on margin, or borrow against any account in which Company securities are held. This prohibition does not apply to a broker-assisted cashless exercise of stock options granted as part of a Company incentive plan. The Company’s Board of Directors has granted Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (collectively, “Patriot Fund II”), which Company director W. Kirk Wycoff controls as managing partner of Patriot Fund II’s general partner, a waiver from this prohibition in order to enable Patriot Fund II to pledge shares of the Company’s common stock it owns, along with other securities it owns, as collateral for a working line of credit facility.

Equity Grant Policy

The CNG Committee, under delegation from the Board of Directors, administers the 2018 Omnibus Plan and establishes the rules for all awards granted under the plan, including grant guidelines, vesting schedules, and other provisions. The CNG Committee reviews these rules periodically and considers, among other things, the interests of our stockholders, market conditions, information provided by independent advisors, performance objectives, and recommendations made by the Chief Executive Officer.

The CNG Committee reviews the awards granted for all employees. For annual awards granted in 2019, the CNG Committee reviewed the recommendations of the then-current Chief Executive Officer for executives and other employees, modified the proposed grants in certain circumstances, and approved the awards effective as of the date of its approval.

The exercise price of each stock option granted under the 2018 Omnibus Plan is equal to the closing price of the Company’s voting common stock on the business day before the grant. The exercise price of new hire awards and relocation or retention grants is determined as set forth above, except that in certain circumstances the exercise price is set on the date of hire or effective date of the underlying agreement providing for such grant rather than the date of the approval thereof.

401(k) Plan

We offer a qualified, tax exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code (the 401(k) Plan). All employees who participate in the 401(k) Plan receive matching contributions, including the Named Executive Officers, who receive matching contributions on the same terms and using the same formulas as other participating employees. Participants are also permitted to borrow against their account balance in the 401(k) Plan.

Perquisites and Other Benefits

Our executives are entitled to few benefits that are not otherwise available to all of our employees. During 2019, the limited perquisites that we provided to our Named Executive Officers included certain transportation expenses, club memberships and life insurance benefits.

Page | 41	Annual Proxy Statement | 2020

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements

Our Chief Executive Officer and Chief Financial Officer have employment agreements.  No other Named Executive Officer has an employment agreement.  Each employment agreement was reviewed by the CNG Committee, who determined that the compensation packages provided under these agreements were fair and reasonable on the basis of the committee’s assessment of comparable compensation opportunities available to the individuals. The specifics of these arrangements are described in detail below under Employment Agreements.

Payments Due Upon Termination or a Change in Control

Under the terms of our equity-based compensation plans and their respective employment agreements, our Chief Executive Officer and Chief Financial Officer are entitled to acceleration of vesting of equity awards and other severance benefits upon termination of their employment under specified circumstances, and certain of the other Named Executive Officers are entitled to acceleration of vesting of equity awards and other severance benefits upon termination of their employment under specified circumstances. The specific terms of these arrangements, as well as estimates of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail below under Employment Agreements—Potential Payments upon Termination of Employment or Change in Control.

Tax Impact

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million per officer in any taxable year, including our Chief Executive Officer, Chief Financial Officer and certain former executive officers. The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, eliminated the performance-based compensation exception under Section 162(m) effective January 1, 2018, subject to a transitional rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017.  As a result, compensation that our CNG Committee structured in 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1.0 million to our Named Executive Officers, generally will not be deductible. While the Company’s ability to deduct compensation paid to our Named Executive Officers has been limited, our CNG Committee will—consistent with its past practice—continue to retain flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Annual Proxy Statement | 2020	Page | 42

REPORT OF THE COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The CNG Committee of the Company’s Board of Directors is comprised of the undersigned directors, each of whom is independent as independence is defined for compensation committee members under the NYSE Listed Company Manual. The CNG Committee’s responsibilities are defined in a written charter adopted by the Board of Directors.

The CNG Committee has reviewed and discussed the above Compensation, Discussion and Analysis with management. Based on such review and discussions, the CNG Committee recommended to the Company’s Board of Directors that the Compensation, Discussion and Analysis be included in this proxy statement.

Compensation, Nominating and Corporate Governance Committee

B.A. Fallon-Walsh, Chair

Bonnie G. Hill

Jonah F. Schnel

Robert D. Sznewajs

Andrew Thau

W. Kirk Wycoff

Page | 43	Annual Proxy Statement | 2020

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2019, 2018 and 2017. For information regarding the employment and separation agreements between the Company and certain of the Named Executive Officers, see Employment Agreements.

Name and Principal Position(1)	Year	Salary	Bonus		Stock Awards(2)	Stock Option Awards	Non- Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Jared M. Wolff	2019	$593,750	—		$3,500,044	—	$750,000	$50,012	$4,893,806
President and Chief Executive Officer
Lynn M. Hopkins	2019	$26,563	$155,000	(5)	$250,004	—	—	$23	$431,590
Chief Financial Officer
Ido Dotan	2019	$223,958	—		$150,008	—	$145,000	$136	$519,102
General Counsel
Michael A. Smith	2019	$275,000	$151,250		$125,006	—	—	$10,203	$561,459
Chief Accounting Officer and Former
Interim Chief Financial Officer
Lynn A. Sullivan	2019	$247,222	—		$400,000	—	$200,000	$52,591	$899,813
Chief Risk Officer
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Douglas H. Bowers	2019	$238,920	—		—	—	—	$1,117,962	$1,356,882
Former President and Chief	2018	$715,625	—		$507,524	—	$314,633	$7,417	$1,545,199
Executive Officer	2017	$424,242	$500,000		$1,157,975	—	—	$154,634	$2,236,851
John A. Bogler	2019	$420,833	—		$750,010	—	—	$689,985	$1,860,828
Former Chief Financial Officer	2018	$457,292	—		$450,134	—	$172,000	$10,595	$1,090,021
	2017	$127,841	$180,000		$358,750	—	—	$46	$666,637
Kris A. Gagnon	2019	$400,000	$300,000	(6)	—	—	$240,000	$3,048	$943,048
Former Chief Credit Officer	2018	$345,455	—		$400,012	—	$155,500	$2,286	$903,253
Angelee J. Harris	2019	$133,681	—		$74,681	—	—	$308,470	$516,832
Former General Counsel	2018	$350,000	—		$202,526	—	$72,000	$11,373	$635,899
(1)

As noted elsewhere in this proxy statement, during 2019, Mr. Bowers, Mr. Bogler and Ms. Harris departed from all positions they held with respect to the Company and the Bank pursuant to separation agreements they entered into with the Company and the Bank. See Employment Agreements - Separation Agreement with Mr. Bowers, - Separation Agreement with Mr. Bogler and – Separation Agreement with Ms. Harris.  Mr. Gagnon retired as Chief Credit Officer subsequent to December 31, 2019.

No compensation information is provided for Mr. Wolff, Ms. Hopkins, Ms. Sullivan or Mr. Dotan for 2018 and 2017 as they were not employed by the Company or the Bank during those years. No compensation information is provided for Mr. Gagnon for 2017 as he was not employed by the Company or the Bank during that year. No compensation information is provided for Mr. Smith for 2018 and 2017 as he was not among the Company’s named executive officers during 2018 and was not employed by the Company or Bank during 2017.  No compensation information is provided for Ms. Harris for 2017 as she was not among the Company’s named executive officers during that year.

(2)

Represents the grant date fair values of the stock awards granted in that year, calculated under ASC Topic 718. Fair values of stock awards were valued at the closing price of the Company’s voting common stock on the trading day immediately preceding the grant date of the award. For PSUs, the grant date fair value is calculated assuming achievement of the most probable outcome of the performance conditions. The amounts shown do not represent the actual value realized by each Named Executive Officer. See the PSU award grant date fair value table on the following page for a detailed description.

(3)

For 2019, represents payouts of short-term incentive awards under the Executive Incentive Plan.  The payouts for 2019 to Ms. Sullivan and Mr. Dotan, each of whom joined the Company in May 2019, were prorated. For 2018, represents payments under the 2018 Annual Incentive Plan.

(4)	See All Other Compensation table for the year ended December 31, 2019 below.
(5)	Represents a sign-on bonus, contingent on 30 days of continuous employment, awarded in 2019 per Ms. Hopkins’ employment agreement and paid in 2020.
(6)	Represents a sign-on bonus awarded in 2018 and paid in 2019.

Annual Proxy Statement | 2020	Page | 44

SUMMARY COMPENSATION TABLE

The following table sets forth the grant date fair value of restricted stock awards and stock units granted to the Named Executive Officers during the year ended December 31, 2019. For PSUs, both the grant date fair value assuming achievement of the most probable outcome of the performance conditions (which is the amount set forth in column of the Summary Compensation Table titled Stock Awards), and the grant date fair value assuming the maximum award amount is achieved are presented. See 2019 Grants of Plan Based Awards table and the Compensation Discussion and Analysis for details regarding the awards.

			Grant Date Fair Value	Grant Date Fair Value
Name		Type of Award Granted (1)	Assuming Most Probable Outcome is Achieved	Assuming Maximum Value is Achieved
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff	4/29/2019	PSU-COD	$125,006	$187,509
	4/29/2019	PSU-ROA	$125,006	$187,509
	4/29/2019	RSU	$250,013	$250,013
	4/29/2019	PSU-ROA	$1,000,007	$1,000,007
	3/19/2019	RSA	$2,000,012	$2,000,012
			$3,500,044	$3,625,050
Hopkins	12/9/2019	RSU	$250,004	$250,004
Dotan	6/12/2019	PSU-ROA	$37,502	$56,253
	6/12/2019	PSU-COD	$37,502	$56,253
	6/12/2019	RSU	$75,004	$75,004
			$150,008	$187,510
Smith	4/29/2019	RSU	$125,006	$125,006
Sullivan	6/12/2019	RSU	$400,000	$400,000
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers(2)	—	—	—	—
Bogler	4/29/2019	PSU- COD	$187,502	$281,253
	4/29/2019	PSU- ROA	$187,502	$281,253
	4/29/2019	RSU	$375,005	$375,005
			$750,010	$937,511
Gagnon(2)	—	—	—	—
Harris	4/1/2019	RSU	$74,681	$74,681
(1)

For purposes of this table, PSU-COD refers to performance share units subject to performance measures based on achieving a cost of deposits criteria and PSU-ROA refers to performance share units subject to performance measures based on achieving a return on average assets criteria. See Compensation Discussion and Analysis – Long-Term Incentives – Fiscal Year 2019 Annual Equity Awards for more information regarding the performance measures associated with these awards.  In the case of Mr. Bogler and Ms. Harris these awards were forfeited upon termination of their employment with the Company in November 2019 and May 2019, respectively.

(2)	Messrs. Bowers and Gagnon were not granted any equity awards during 2019.

Page | 45	Annual Proxy Statement | 2020

SUMMARY COMPENSATION TABLE

The following table summarizes “All Other Compensation” paid to or earned by the Named Executive Officer for the years ended December 31, 2019, 2018, and 2017 as included in the Summary Compensation Table.

Name	Year	401(k) Match	Dividends on Unvested RSAs	Severance	Other Fringe Benefit(1)		Total
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff	2019	$8,002	$—	$—	$42,010	(2)	$50,012
Hopkins	2019	$—	$—	—	$23		$23
Dotan	2019	$—	$—	$—	$136		$136
Smith	2019	$8,742	$1,185	$—	$276		$10,203
Sullivan	2019	$4,667	$—	$—	$47,924	(3)	$52,591
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers	2019	$—	$—	$1,117,500	$462		$1,117,962
	2018	$5,833	$—	$—	$1,584		$7,417
	2017	$—	$—	$—	$154,634	(4)	$154,634
Bogler	2019	$2,002	$—	$687,500	$483		$689,985
	2018	$10,250	$—	$—	$345		$10,595
	2017	$—	$—	$—	$46		$46
Gagnon	2019	$—	$—	$—	$3,048		$3,048
	2018	$—	$—	$—	$2,286		$2,286
Harris	2019	$1,750	$1,585	$305,000	$135		$308,470
	2018	$5,133	$5,955	$—	$285		$11,373

(1)	Represents certain amounts paid by the Company for life insurance premiums, transportation, club memberships, consulting fees and relocation reimbursement.
(2)	Includes life insurance premiums, transportation and club memberships of $293, $25,717, and $16,000, respectively.
(3)	Includes consulting fees of $47,625 paid during 2019, prior to becoming employed by the Company.
(4)	Includes life insurance premiums, transportation, and relocation reimbursement of $516, $4,118, and $150,000, respectively.

Annual Proxy Statement | 2020	Page | 46

CHIEF EXECUTIVE OFFICER PAY RATIO

The Company believes executive pay should be aligned with our employees to create stockholder value. Annually, the CNG Committee reviews the amounts paid to our CEO as compared to amounts paid to all employees. Set forth below is the annual total compensation of our median employee, the annual total compensation of our CEO, Mr. Wolff, and the ratio of those two amounts:

▪    The 2019 annual total compensation of the median employee of the Company (other than our CEO) was $85,000;

▪    The 2019 annual total compensation of Mr. Wolff was $5,063,217; and

▪    For 2019, the ratio of the annual total compensation of Mr. Wolff to the median annual total compensation of all our employees was 60:1.

Our CEO-to-median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K promulgated by the SEC. The rules for determining the pay ratio based on the median employee's annual total compensation allow companies to utilize different methodologies that reflect their employment and compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio. To determine the median employee, we

▪    examined actual 2019 earnings from payroll records;

▪	annualized the regular pay to equal a twelve-month period for employees who joined the Company during 2019;

▪    excluded employees who separated in 2019 such that only active employees at December 31, 2019 were considered; and

▪    excluded the CEO and employees with no 2019 regular earnings.

The results were sorted from lowest total compensation to highest total compensation to determine the median employee. After identifying the median employee, the Company calculated the 2019 annual total compensation for both our median employee and our CEO using the same methodology that the Company used to calculate the CEO's annual total compensation for the "Summary Compensation Table" in this proxy statement and as further described below as applicable:

▪	Cash bonus equals 2019 bonus paid in the first quarter of 2020;
▪	We annualized regular pay to equal a twelve-month period; and
▪	We annualized all other compensation to equal a twelve-month period.

The CEO's total compensation is divided by the total compensation of the median employee to determine the CEO pay ratio.

Mr. Wolff’s annual total compensation calculated herein of $5,063,217 includes special one-time executive equity inducement awards of $3.0 million (see “Wolff Employment Agreement” table in this proxy statement) granted to Mr. Wolff in 2019. Excluding these awards, Mr. Wolff’s annual total compensation was $2,063,198, resulting in a ratio of his total compensation to the median employee’s annual total compensation of 24:1.

Page | 47	Annual Proxy Statement | 2020

2019 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of incentive plan-based awards to the Named Executive Officers for 2019.

			Estimated Possible Payouts			Estimated Future Payouts			All Other	Grant Date
			Under Non-Equity Incentive			Under Equity Incentive			Stock Awards:	Fair Value
			Plan Awards (1)			Plan Awards			Number of Shares	of Stock and
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock or Units	Stock Option
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	Awards (2)
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff	4/29/2019		$375,000	$750,000	$1,125,000	—	—	—	—	—
	3/19/2019	(3)	—	—	—	—	—	—	135,594	$2,000,012
	4/29/2019	(4)	—	—	—	—	69,109	69,109	69,109	$1,000,007
	4/29/2019	(5)	—	—	—	4,320	8,639	12,959	8,639	$125,006
	4/29/2019	(6)	—	—	—	4,320	8,639	12,959	8,639	$125,006
	4/29/2019	(7)	—	—	—	—	—	—	17,278	$250,013
Hopkins	12/9/2019	(8)	—	—	—	—	—	—	15,461	$250,004
Dotan	6/12/2019		$93,750	$187,500	$281,250	—	—	—	—	—
	6/12/2019	(5)	—	—	—	1,349	2,698	4,047	2,698	$37,502
	6/12/2019	(6)	—	—	—	1,349	2,698	4,047	2,698	$37,502
	6/12/2019	(9)	—	—	—	—	—	—	5,396	$75,004
Smith	4/29/2019	(7)	—	—	—	—	—	—	8,639	$125,006
Sullivan	6/12/2019		$150,000	$300,000	$450,000	—	—	—	—	—
	6/12/2019	(9)	—	—	—	—	—	—	28,777	$400,000
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers	—		—	—	—	—	—	—	—	$—
Bogler	4/29/2019		$187,500	$375,000	$562,500	—	—	—	—	$—
	4/29/2019	(5)	—	—	—	6,479	12,958	19,437	12,958	$187,502
	4/29/2019	(6)	—	—	—	6,479	12,958	19,437	12,958	$187,502
	4/29/2019	(7)	—	—	—	—	—	—	25,916	375,005
Gagnon	3/8/2018		$150,000	$300,000	$450,000	—	—	—	—	$—
Harris	4/1/2019	(10)	—	—	—	—	—	—	5,396	$74,681

(1)

Represents the threshold, target and maximum amounts payable pursuant to each respective Named Executive Officer’s non-equity incentive award opportunity for 2019 under the Company’s Executive Incentive Plan. For 2019, per his offer letter, Mr. Dotan was guaranteed a prorated amount of his target bonus.  The annual incentive opportunities for 2019 of Ms. Sullivan and Mr. Dotan, who joined the Company on May 20, 2019 and May 28, 2019, respectively, were prorated.  See the column titled Non-Equity Incentive Plan Compensation in the Summary Compensation Table for the amounts that were paid to each respective Named Executive Officer for 2019.  In the case of Messr. Bogler and Ms. Harris, this award opportunity was forfeited upon termination of their employment with the Company in November 2019 and May 2019, respectively.

(2)

Represents the grant date fair values of the awards under ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 17 of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020. For PSUs, the grant date fair value is calculated assuming achievement of the most probable outcome of the performance conditions.

(3)	Represents RSA scheduled to vest in one-fourth annual increments beginning March 18, 2020.
(4)

Represents PSUs that will be earned and set aside when the Company achieves a specified level of return on average assets.  If earned, the amount set aside will vest in full at any time after April 29, 2020 through December 31, 2021.

(5)

Represents PSUs that will vest over a three-year period subject to satisfaction of performance criteria based on the Company’s cost of deposits and satisfaction of gating criteria based on the Company’s level of non-performing assets and “well-capitalized” status.  In the case of Mr. Bogler, this award was forfeited upon termination of employment with the Company in November 2019.

(6)

Represents PSUs that will vest over a three-year period subject to satisfaction of performance criteria based on the Company’s return on average assets and satisfaction of gating criteria based on the Company’s level of non-performing assets and “well-capitalized” status.  In the case of Mr. Bogler, this award was forfeited upon termination of employment with the Company in November 2019.

(7)

Represents RSUs scheduled to vest in one-third annual increments beginning April 29, 2020.  In the case of Mr. Bogler, this award was forfeited upon termination of employment with the Company in November 2019.

(8)	Represents RSUs scheduled to vest in one-third annual increments beginning December 9, 2020.
(9)	Represents RSUs scheduled to vest in one-third annual increments beginning June 12, 2020 for Mr. Dotan and in one-half annual increments beginning June 12, 2020 for Ms. Sullivan.
(10)	Represents RSUs scheduled to vest in one-third annual increments beginning April 1, 2020. This award was forfeited upon termination of Ms. Harris’ employment with the Company in May 2019.

Annual Proxy Statement | 2020	Page | 48

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

The following table provides information regarding vested and unvested stock options, unvested RSAs, unvested RSUs and unvested PSUs held by the Named Executive Officers as of December 31, 2019. For the PSUs, the number of shares reported in the table below assumes achievement of the target level performance conditions for each Named Executive Officers.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Stock Options Exercisable (#)	Number of Securities Underlying Unexercised Stock Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Stock Options (#)	Stock Option Base Price (1)	Stock Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(#) (2)	Market Value of Shares or Units of Stock that Have Not Vested($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($) (3)
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff	3/19/2019		—	—	—	—	—	135,594	$2,329,505	—	—
	4/29/2019	(5)	—	—	—	—	—	—	—	69,109	$1,187,293
	4/29/2019		—	—	—	—	—	17,278	$296,836	—	—
	4/29/2019	(6)	—	—	—	—	—	—	—	8,639	$148,418
	4/29/2019	(6)	—	—	—	—	—	—	—	8,639	$148,418
Hopkins	12/9/2019		—	—	—	—	—	15,461	$265,620	—	—
Dotan	6/12/2019		—	—	—	—	—	5,396	$92,703	—	—
	4/29/2019	(6)	—	—	—	—	—	—	—	2,698	$46,352
	4/29/2019	(6)	—	—	—	—	—	—	—	2,698	$46,352
Smith	10/5/2018		—	—	—	—	—	6,240	$107,203	—	—
	4/29/2019		—	—	—	—	—	8,639	$148,418	—	—
Sullivan	6/12/2019		—	—	—	—	—	28,777	$494,389	—	—
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers	—		—	—	—	—	—	—	—	—	—
Bogler	—		—	—	—	—	—	—	—	—	—
Gagnon	4/2/2018		—	—	—	—	—	10,363	$178,036	—	—
Harris	—		—	—	—	—	—	—	—	—	—
(1)

The exercise price of each stock option is equal to either the grant day’s closing price of the voting common stock or the closing price of the voting common stock on the trading day immediately preceding the grant date.

(2)	Information about RSA and RSU awards outstanding at December 31, 2019 is set forth in the table below:

Name	Grant Date	Shares Granted	Vesting Portion	Vesting Period	Vesting Begins/Occurs
Wolff	3/19/2019	135,594	Substantially equal installments	4 years	March 18, 2020
	4/29/2019	17,278	Substantially equal installments	3 years	April 29, 2020
Hopkins	12/9/2019	15,461	Substantially equal installments	3 years	December 9, 2020
Sullivan	6/12/2019	28,777	Substantially equal installments	2 years	June 12, 2020
Dotan	6/12/2019	5,396	Substantially equal installments	3 years	June 12, 2020
Gagnon	4/2/2018	20,726	Substantially equal installments	2 years	April 2, 2019
Smith	10/5/2018	9,359	Substantially equal installments	3 years	October 5, 2019
	4/29/2019	8,639	Substantially equal installments	3 years	April 29, 2020

(3)	Market value is based on the December 31, 2019 closing price of our voting common stock on the NYSE of $17.18.
(4)	Represents the number of shares issuable, assuming achievement of the target level performance conditions associated with each PSU.
(5)

Represents inducement award of PSUs pursuant to Mr. Wolff’s employment agreement, which will be earned and set aside when the Company achieves a specified level of return on average assets any time during a performance period of January 1, 2019 through December 31, 2021.  The performance level has not yet been achieved.

(6)	Represents PSUs that will vest over a three-year period to the extent gating and performance criteria are met.

Page | 49	Annual Proxy Statement | 2020

STOCK OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding stock options that were exercised by Named Executive Officers during the year ended December 31, 2019 and RSAs, RSUs and PSUs held by the Named Executive Officers that vested during the year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff	—	—	—	—
Hopkins	—	—	—	—
Dotan	—	—	—	—
Smith	—	—	3,119	$43,791
Sullivan	—	—	—	—
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers	—	—	—	—
Bogler	—	—	9,719	$139,099
Gagnon	—	—	10,363	$145,704
Harris	—	—	7,185	$100,556

(1)	Amounts do not take into account any shares withheld by the Company to satisfy employee income taxes.
(2)	Represents the value realized upon vesting of the RSAs, RSUs and PSUs during 2019 for each Named Executive Officer, based on the market value of the shares on the vesting date.

Annual Proxy Statement | 2020	Page | 50

EMPLOYMENT AGREEMENTS

Our Chief Executive Officer and our Chief Financial Officer currently have employment agreements. Each of our other Named Executive Officers are “at will” employees, with base salary and potential annual incentive opportunities negotiated at the time of hire pursuant to offer letters or otherwise approved by the CNG Committee or as part of our compensation policies. Currently, our only Named Executive Officers with employments agreements in effect are with Mr. Wolff and Ms. Hopkins. Prior to their respective departures from the Company in March 2019 and November 2019, the only Named Executive Officers with employment agreements were with Messrs. Bowers and Bogler. The material terms of each of these employment agreements and arrangements are set forth below.

For information regarding potential payments to Mr. Wolff and Ms. Hopkins upon termination of employment or change in control, see Employment Agreements—Potential Payments Upon Termination of Employment or Change in Control below.  For information regarding the payments made to Messrs. Bowers and Bogler and Ms. Harris following their respective departures from the Company, see Employment Agreements—Separation Agreement with Mr. Bowers, –Separation Agreement with Mr. Bogler and –Separation Agreement with Ms. Harris.

Employment Agreement with Mr. Wolff. On March 4, 2019, we entered into an employment agreement with Mr. Wolff, pursuant to which Mr. Wolff serves as President and Chief Executive Officer of the Company and the Bank. The material terms of Mr. Wolff’s employment agreement are described in the table below:

Wolff Employment Agreement
Name	Annual Base Salary	Term of Agreement			Bonus	Inducement Awards
		Effective Date	End Date	Renewal Option	Annual Bonus and Initial Target
Wolff	$750,000 through February 29, 2020; After February 29, 2020, salary will be determined by the CNG Committee.	3/18/2019	2/28/2022

Automatic renewal for one- year period beginning March 1, 2022 and on each anniversary of that date, unless notice of non-renewal is provided by either party.  Agreement may not be extended beyond February 28, 2024 except by written agreement of the parties.

Eligible for annual bonus, targeted at 100% of base salary.  The actual bonus may be between 0% and 150% of target bonus, but shall not be less than $562,500 for 2019.

The agreement provides that notwithstanding the target bonus metrics determined by the CNG Committee, the actual bonus will be 150% of the target bonus if the Company’s actual net income exceeds 115% of the Company’s budgeted net income and the Bank is operated in a manner consistent with its risk profile, as approved by the Board.  Mr. Wolff has agreed that this provision is superseded by the terms of the Company’s short-term incentive plan for a given year, so long as short-term incentive targets and awards are set for that year.

$2 million of RSAs that will vest ratably over a four-year period beginning on the first anniversary of the effective date, subject to continued employment.

$1 million of performance-based RSUs that will vest in full on December 31, 2021 subject to achievement of the target performance achievement and continued employment.

Page | 51	Annual Proxy Statement | 2020

EMPLOYMENT AGREEMENTS

Employment Agreement with Ms. Hopkins. On November 13, 2019, we entered into an employment agreement with Ms. Hopkins, pursuant to which Ms. Hopkins serves as Executive Vice President and Chief Financial Officer of the Company and the Bank. The material terms of Ms. Hopkins’ employment agreement are described in the table below:

Hopkins Employment Agreement
Name	Annual Base Salary	Term of Agreement			Bonus	Inducement Awards
		Effective Date	End Date	Renewal Option	Annual Bonus and Sign-On Bonus
Hopkins	$425,000 through February 28, 2021; After February 28, 2021, salary will be determined by the CNG Committee.	12/9/2019	12/31/2022

Automatic renewal for one- year period beginning December 31, 2022 and on each anniversary of that date, unless notice of non-renewal is provided by either party.  Agreement may not be extended beyond December 31, 2026.

Eligible for annual bonus, targeted at 75% of base salary.  The actual bonus may be higher or lower, depending on achievement of short-term incentive goals.

Cash sign-on bonus of up to $155,000, subject to continuous employment for 30 consecutive calendar days after Effective Date.

$250,000 of RSUs that will vest ratably over a three- year period beginning on the first anniversary of the Effective Date, subject to continued employment.

Upon 2020 budget approval, $212,500 of RSUs that will vest ratably over a three-year period and $212,500 of PSUs with a three-year cliff vesting.

Employment Agreements in Effect During the Year ended December 31, 2019 with former Executive Officers. Prior to their departures from the Company, we had employment agreements with Messrs. Bowers and Bogler.  During the terms of their respective employment agreements, Messrs. Bowers and Bogler were each entitled to an annual base salary at the rate approved by the CNG Committee. Further, as each executive’s annual incentive was based on a percentage of base salary, the respective incentive amounts would increase if the executive’s base salary were to increase. Actual amounts earned could be higher or lower than targeted.

Other Employment Agreements In Effect During the Year Ended December 31, 2019
Name	Annual Base Salary	Term of Agreement			Bonus	Inducement Awards
		Start Date	End Date	Renewal Option	Annual Bonus and Initial Target
Bowers	$700,000 through April 30, 2018; $725,000 from May 1, 2018 through April 30, 2019; $750,000 from May 1, 2019 through April 30, 2020.	5/8/2017	Was scheduled to end on 4/30/2020 but ended on 4/29/19 following termination of Mr. Bowers’ employment.

Automatic renewal for one-year period beginning May 1, 2020 and on each anniversary of that date, unless either party provides notice of non-renewal.  Agreement may not be extended beyond April 30, 2024.

Eligible for annual bonus, targeted at 100% of base salary. The actual bonus may be between 0% and 150% of target bonus, but not less than $425,000 for 2017.

35,000 RSUs that vest ratably over a three-year period, subject to continued employment.  Mr. Bowers vested in the first one-third of these RSUs but forfeited the remainder upon termination of his employment.

An additional 35,000 performance-based RSUs that were to vest in full on December 31, 2019 assuming achievement of the target performance achievement and up to an additional 35,000 RSUs if stretch goals were met.  All these additional RSUs were forfeited upon termination of Mr. Bowers’ employment.

Annual Proxy Statement | 2020	Page | 52

EMPLOYMENT AGREEMENTS

Other Employment Agreements In Effect During the Year Ended December 31, 2019
Name	Annual Base Salary	Term of Agreement			Bonus	Inducement Awards
		Start Date	End Date	Renewal Option	Annual Bonus and Initial Target
Bogler	$450,000 through August 31, 2018; $475,000 from September 1, 2018 through August 31, 2019; $500,000 from September 1, 2019 through August 31, 2020.	9/5/2017	Was Scheduled to end on 9/1/2020 but ended on 11/9/2019 following termination of Mr. Bogler’s employment.

Automatic renewal for one-year period beginning September 1, 2020 and on each anniversary of that date, unless notice of non-renewal is provided by either party.  Agreement may not be extended beyond September 1, 2024.

For fiscal year 2017, eligible for annual bonus, targeted at 25% of base salary but not less than $112,500, payable in cash.

For the remainder of employment period, eligible to receive an annual bonus, targeted at not less than 75% of base salary in effect when bonus terms for the year are approved, up to a maximum of 125% of base salary.

Also received a $50,000 cash sign-on bonus.

Per the terms of Mr. Bogler’s employment agreement, Mr. Bogler received (i) 17,500 RSUs in 2017 that vest ratably over a three-year period and were to have vested in full in 2020; Mr. Bogler vested in the first two-thirds of these RSUs but forfeited the remaining one-third upon termination of his employment; and (ii) 17,500 performance-based RSUs, which RSUs were granted to Mr. Bogler in 2018 and were forfeited upon termination of his employment.

Page | 53	Annual Proxy Statement | 2020

EMPLOYMENT AGREEMENTS

Separation Agreement with Mr. Bowers. On March 3, 2019, Mr. Bowers notified the Board of the Company of his departure from his roles as President, Chief Executive Officer and a director of the Company and the Bank, effective March 18, 2019. In connection with his departure, the Company, the Bank and Mr. Bowers entered into a Separation Agreement and General Release, a form of which was included as an appendix to Mr. Bowers’ employment agreement with the Company and the Bank (the Bowers Separation Agreement). Per the Bowers Separation Agreement, Mr. Bowers remained employed as a non-executive employee of the Company until April 29, 2019 to assist with Mr. Wolff’s transition into the President and Chief Executive Officer role. In addition, per the Bowers Separation Agreement, Mr. Bowers became entitled to receive certain cash payments in accordance with the terms of his employment agreement, the amounts of which are set forth in the table below.

Name	Date of Separation Agreement	Type of Payment or Benefit	Amounts
Bowers	March 4, 2019	Severance Payment	$1,087,500
		Post-Employment Health Care Benefits	$30,000
			$1,117,500

Separation Agreement with Ms. Harris. On May 1, 2019, Ms. Harris resigned from her position as Executive Vice President and General Counsel of the Company and the Bank, effective May 17, 2019.  In connection with her departure, the Company, the Bank and Ms. Harris entered into a Separation Agreement (the Harris Separation Agreement). Pursuant to the Harris Separation Agreement, Ms. Harris agreed to provide certain transitional services to the Company and the Bank and provided a customary release of any claims arising prior to the date of the Harris Separation Agreement.  In addition, pursuant to the Harris Separation Agreement, Ms. Harris became entitled to receive certain cash payments, the amounts of which are set forth in the table below.

Name	Date of Separation Agreement	Type of Payment or Benefit	Amounts
Harris	May 1, 2019	Severance Payment	$300,000
		Post-Employment Health Care Benefits	$5,000
			$305,000

Separation Agreement with Mr. Bogler. On November 13, 2019, Mr. Bogler departed from his role as Executive Vice President and Chief Financial Officer of the Company and the Bank. In connection with his departure, the Company, the Bank and Mr. Bogler entered into a Separation Agreement and General Release, a form of which was included as an appendix to Mr. Bogler’s employment agreement with the Company and the Bank (the Bogler Separation Agreement). Per the Bogler Separation Agreement, Mr. Bogler became entitled to receive a severance payment in accordance with the terms of his employment agreement, the amount of which is set forth in the table below.

Name	Date of Separation Agreement	Type of Payment or Benefit	Amounts
Bogler	November 13, 2019	Severance Payment	$687,500

Annual Proxy Statement | 2020	Page | 54

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Summary of Benefits and Payments Upon Termination of Employment or Change of Control

As discussed above, as of December 31, 2019, we had employment agreements in effect with Mr. Wolff and Ms. Hopkins but did not have employment agreements in effect with our other Named Executive Officers then employed by the Company (Mr. Dotan, Mr. Gagnon, Mr. Smith and Ms. Sullivan). The employment agreements with Mr. Wolff and Ms. Hopkins provide for severance payments and other benefits following certain termination and/or change in control events. Payment of any such benefits is contingent upon a variety of factors, including the circumstances under which employment is terminated and approval of certain payments by the CNG Committee. As also discussed above, we had employment agreements in effect with Messrs. Bowers and Bogler prior to their termination of employment during 2019, which resulted in the payment of severance benefits.  See – Separation Agreement with Mr. Bowers and –Separation Agreement with Mr. Bogler.

Under the terms of respective equity award agreements with our Named Executive Officers, the executives are entitled to acceleration of equity awards after termination of employment following a change in control, with PSUs vesting pro-rata based on the greater of target performance or actual performance (if measurable).

The following chart summarizes the payments and other benefits that each of our Named Executive Officers could have received in connection with certain employment termination scenarios based on the applicable employment agreements, compensation arrangement, and/or award agreements in effect at December 31, 2019.

Summary of Benefits and Payments Upon Involuntary Termination of Employment without Cause or Voluntary Termination of Employment for Good Reason (1)
Acceleration of
	Severance Payments		Equity Awards
Name and Triggering Event	Base Salary Equivalent	Bonus Equivalent	RSA or RSU	PSU	Health Benefits	Non - Solicitation Restrictions
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff
Termination	X 1	X 0.5	✓(2)	✓(2)	12 months	24 months
Termination - Change in Control	X 3	X 3	✓	✓	18 months	24 months
Hopkins
Termination	X 1	X 0.5	✓(2)	✓(2)	—	24 months
Termination - Change in Control	X 2	X 2	✓	✓	18 months	24 months
Dotan
Termination	—	—	—	—	—	—
Termination - Change in Control	—	—	✓	✓	—	—
Smith
Termination	—	—	—	—	—	—
Termination - Change in Control	—	—	✓	✓	—	—
Sullivan
Termination	—	—	—	—	—	—
Termination - Change in Control	—	—	✓	✓	—	—
Named Executive Officers Who are Former Executive Officers as of March 30, 2020
Bowers(3)
Termination	X 1	X 0.5	✓	✓	12 months	24 months
Termination - Change in Control	X 2	X 2	✓	✓	24 months	24 months
Bogler (3)
Termination	X 1	X 0.5	✓	✓	—	24 months
Termination - Change in Control	X 1.5	X 1.5	✓	✓	—	24 months
Gagnon
Termination	—	—	—	—	—	—
Termination - Change in Control	—	—	✓	✓	—	—
Harris (4)
Termination	—	—	—	—	—	—
Termination - Change in Control	—	—	✓	✓	—	—

Page | 55	Annual Proxy Statement | 2020

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

(1)	Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change in control.
(2)	Per the terms of Mr. Wolff’s and Ms. Hopkins’ employment agreements, acceleration of vesting under this scenario is limited to their inducement equity awards.
(3)

Reflects severance payments and benefits to which Messrs. Bowers and Bogler were entitled under their employment agreements. For the actual amounts paid to Messrs. Bowers and Bogler following their termination of employment during 2019, see – Separation Agreement with Mr. Bowers and– Separation Agreement with Mr. Bogler.  Messrs. Bowers and Bogler forfeited their remaining unvested equity awards upon termination of employment.

(4)	See – Separation Agreement with Ms. Harris. Ms. Harris’ remaining unvested equity awards were forfeited upon the termination of her employment.

Potential Payments Upon Termination of Employment or Change of Control as of December 31, 2019

The following table shows the approximate value of the payments and benefits each of our Named Executive Officers employed by the Company on December 31, 2019 would have been entitled to receive had their employment been terminated or had a change in control occurred on that date.  The table excludes: (i) amounts accrued through December 31, 2019 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts; (ii) vested account balances under the Company’s 401(k) plan; and (iii) already vested equity awards. The table also excludes the effect of any cutback required under the executive’s employment agreement, if any, to avoid having any portion of the executive’s payments or benefits being non-deductible by the Company under Section 280G of the Internal Revenue Code and the imposition of an excise tax on the executive under Section 4999 of the Internal Revenue Code. In addition, the amounts in the table below assume that, for performance awards held by each Named Executive Officer: (i) PSUs vest pro-rata based on target payouts after termination of employment relating to a change in control, and (ii) PSUs vest in full based on target payouts after termination of employment due to death or disability. The amounts shown are merely estimates of the amounts that would be paid upon termination, each in accordance with the respective employment agreements or other compensation arrangements for each Named Executive Officer (or the awards that would vest based on the equity agreements). The actual amounts to be paid (or the value of the awards that will vest) can only be determined at the time of termination of employment.

Annual Proxy Statement | 2020	Page | 56

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

	Severance Payments				Acceleration of
Name / Triggering Event	Base Salary Multiple		Bonus Equivalent		RSAs and RSUs (1)	PSUs (2)	Health Benefits		TOTAL
Named Executive Officers Who are Current Executive Officers as of March 30, 2020
Wolff
Termination for cause/voluntary termination without good reason	—		—		—	—	—		—
Involuntary termination without cause/voluntary termination with good reason	$750,000	(3)	$375,000	(3)	$2,329,505	$1,187,293	$28,260		$4,670,058
After change in control, involuntary termination without cause/voluntary termination with good reason	$2,250,000	(3)	$2,250,000	(3)	$2,626,341	$1,484,129	$42,390		$8,652,860
Change in control, but no termination of employment occurs	—		—		—	—	—		—
Death or Disability	—		—		$2,626,341	—	$250,000	(5)	2,876,341
Hopkins
Termination for cause/voluntary termination without good reason	—		—		—	—	—		—
Involuntary termination without cause/voluntary termination with good reason	$425,000	(4)	$159,375	(4)	$265,617	—	—		$849,992
After change in control, involuntary termination without cause/voluntary termination with good reason	$850,000	(4)	$637,500	(4)	$265,617	—	$42,390		$1,795,507
Change in control, but no termination of employment occurs	—		—		—	—	—		—
Death or Disability	—		—		$265,617	—	$250,000	(5)	515,617
Dotan
Termination for cause/voluntary termination without good reason	—		—		—	—	—		—
Involuntary termination without cause/voluntary termination with good reason	—		—		—	—	—		—
After change in control, involuntary termination without cause/voluntary termination with good reason	—		—		$92,703	$92,703	—		$185,406
Change in control, but no termination of employment occurs	—		—		—	—	—		—
Death or Disability	—		—		$92,703	—	$250,000	(5)	342,703
Sullivan
Termination for cause/voluntary termination without good reason	—		—		—	—	—		—
Involuntary termination without cause/voluntary termination with good reason	—		—		—	—	—		$—
After change in control, involuntary termination without cause/voluntary termination with good reason	—		—		$494,389	$—	—		$494,389
Change in control, but no termination of employment occurs	—		—		—	—	—		$—
Death or Disability	—		—		$494,389	—	$250,000	(5)	744,389
Smith
Termination for cause/voluntary termination without good reason	—		—		—	—	—		—
Involuntary termination without cause/voluntary termination with good reason	—		—		—	—	—		—
After change in control, involuntary termination without cause/voluntary termination with good reason	—		—		$255,621	—	—		$255,621
Change in control, but no termination of employment occurs	—		—		—	—	—		—
Death or Disability	—		—		$255,621	—	$250,000	(5)	505,621
(1)

For RSAs and RSUs, the amount shown represents the fair market value of the acceleration of vesting of the unvested awards based on the closing price per share of the Company’s voting common stock on December 31, 2019 of $17.18. For information about the unvested awards, see Outstanding Equity Awards at December 31, 2019.

(2)

For PSUs, the acceleration of unvested shares assumes PSUs vest pro-rata based on target payouts after termination of employment relating to a change in control. For information about the unvested awards, see Outstanding Equity Awards at December 31, 2019.

(3)

Represents the amount that would be paid to Mr. Wolff in cash pursuant to his employment agreement following the termination of his employment in a lump sum on the first payroll date after 60 calendar days have passed from the termination event.

(4)

Represents the amount that would be paid to Ms. Hopkins in cash pursuant to her employment agreement following the termination of her employment in a lump sum on the first payroll period after 60 calendar days have passed from the termination event.

(5)	Death benefit paid by the carrier.

Page | 57	Annual Proxy Statement | 2020

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Company’s Board of Directors is comprised of the undersigned directors, each of whom is independent as independence is defined for audit committee members under the NYSE Listed Company Manual. The Audit Committee’s responsibilities are defined in a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon, and annually attesting to management’s assessments of the effectiveness of the Company’s internal control over financial reporting. The members of the Audit Committee are responsible for monitoring and overseeing these processes.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2019, with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2019. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP their independence. Based upon the review and discussions described in this report, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

AUDIT COMMITTEE

Richard J. Lashley, Chair

James A. “Conan” Barker

Mary A. Curran

Robert D. Sznewajs

Annual Proxy Statement | 2020	Page | 58

PROPOSAL II

Proposal II	RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. In 2018, the Audit Committee conducted a comprehensive request for proposal process, which resulted in the appointment of a new independent registered public accounting firm, Ernst & Young LLP. For additional information regarding our change in independent registered public accounting firms, see Appendix A.

General

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, subject to ratification by the Company’s stockholders at the Annual Meeting.  Ernst & Young LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2019.  Representatives of Ernst & Young LLP have been invited to be present at the Annual Meeting, and it is expected that they will attend. If present, the representatives from Ernst & Young LLP will have an opportunity to make a statement if they so choose, and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, the Audit Committee will reconsider whether to engage Ernst & Young LLP, but may ultimately determine to continue the engagement of Ernst & Young LLP or engage another audit firm without resubmitting the matter to stockholders.

Even if the selection of Ernst & Young LLP is ratified by the stockholders at the Annual Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year, although it has no current intention to do so.

The Board of Directors recommends that stockholders vote “FOR” Proposal II to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Page | 59	Annual Proxy Statement | 2020

PROPOSAL II

Fees Paid to Independent Registered Public Accounting Firms During the Years Ended December 31, 2019 and 2018

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent registered public accounting firm for all audit and permissible non-audit services to be provided by the independent registered public accounting firm and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent registered public accounting firm to render permissible non-audit services to the Company, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies. During the years ended December 31, 2019 and 2018, the Audit Committee pre-approved all the services provided by the Company’s independent registered public firms for those years, which were Ernst & Young LLP and KPMG LLP, respectively. The Audit Committee considered the provisions of these services by Ernst & Young LLP and KPMG LLP and determined that the services rendered by Ernst & Young LLP and KPMG LLP were compatible with maintaining Ernst & Young LLP’s and KPMG LLP’s independence while serving as the Company’s independent registered public accounting firm.

For the year ended December 31, 2019, Ernst & Young LLP provided various audit, audit-related and non-audit services to the Company, as follows:

Year Ended December 31, 2019
Audit Fees (1)	$1,651,372
Audit Related Fees (2)	$310,973
All Other Fees (3)	$291,827
TOTAL	$2,254,172

(1)

For the audit of the Company’s consolidated annual financial statements and internal control over financial reporting and for the reviews of the Company’s consolidated interim financial statements. Also includes certain reports related to compliance audits.

(2)	For services relating to the Company’s tax partnership investment and accounting advisory services. Also includes certain reports related to a registration statement.
(3)	All other services include permitted advisory type services including BSA and anti-money laundering compliance services.

For the years ended December 31, 2019 and 2018, KPMG LLP provided various audit, audit-related and non-audit services to the Company, as follows:

	Year Ended December 31,
	2019	2018
Audit Fees (1)	$—	$3,253,775
Audit Related Fees (2)	$536,391	$1,780
Tax Fees (3)	$244,298	$224,697
TOTAL	$780,689	$3,480,252

(1)

For the audit of the Company’s consolidated annual financial statements and internal control over financial reporting and for the reviews of the Company’s consolidated interim financial statements. For 2018 and 2019, also includes certain reports related to compliance audits.

(2)	For 2018 and 2019, for consents in connection with the Company’s SEC filings, including a registration statement, and for reimbursement of external legal fees incurred by KPMG LLP.
(3)	For permissible professional services related to income tax return preparation and compliance.

Annual Proxy Statement | 2020	Page | 60

PROPOSAL III

Proposal III	Approval, ON AN ADVISORY and NON-binding BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and the SEC’s implementing rules, we are including in this proxy statement and will present at the Annual Meeting an advisory (non-binding) proposal on executive compensation, commonly known as a “Say-on-Pay” proposal.  This proposal gives stockholders the opportunity to endorse or not endorse the compensation paid to our named executive officers during the year ended December 31, 2019, as disclosed in this proxy statement.

Our last Say-on-Pay vote was held at our 2019 annual meeting of stockholders, during which the stockholders were presented with an opportunity to vote on an advisory, non-binding basis with respect to compensation paid to our named executive officers for the year ended December 31, 2018. Approximately 91% of the votes cast voted in favor of the 2019 Say-on-Pay proposal. Our Board determined, in light of those results, that we will hold a Say-on-Pay vote every year until the next required Say-on-Frequency vote is held (in 2025).

Advisory (Non-Binding) Vote to Approve Executive Compensation

For the Annual Meeting, the advisory non-binding Say-on-Pay vote will be presented as a resolution in substantially the following form:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

We believe that our executive compensation is strongly aligned with the long-term interest of our stockholders and is focused on long term strategies to build shareholder value.

Since your vote is advisory, it will not be binding on our Board.  However, the CNG Committee and the Board values your opinion and may take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve this proposal on an advisory, non-binding basis.

The Board of Directors recommends that stockholders vote FOR Proposal III.

Page | 61	Annual Proxy Statement | 2020

TRANSACTIONS WITH RELATED PERSONS

General

The Company and the Bank may engage in transactions with the Company’s directors and executive officers, beneficial owners of more than five percent of the outstanding shares of the Company’s voting common stock and certain persons related to them. Except for loans by the Bank, which are governed by a separate policy, those transactions that constitute transactions with related persons under Item 404 of the SEC’s Regulation S-K are subject to the review, oversight and approval by a Board committee comprised solely of independent directors pursuant to the Company’s and the Bank’s Related Party Transaction Policy.  The Related Party Transactions Policy restricts transactions with related parties in an effort to ensure such transactions meet rigorous standards, and are in, or do not conflict with, the best interests of the Company or the Bank. Additionally, the Company and the Bank have an Outside Business Activity Policy, which tightens controls on outside business activities of officers and employees and requires non-employee directors to refrain from engaging in outside business activities that create an actual or apparent conflict of interest.  These two policies are further described below:

Related Party Transaction Policy
All related party transactions, as defined under the policy and other than certain pre-approved, routine transactions, must either be approved in advance or ratified by the following:

▪    the CNG Committee; or

▪    a sub-committee of the CNG Committee, none of the members of which have had any related party transaction (other than certain pre-approved related party transactions as defined under the policy, which include indemnification payments), during the current year or the two calendar years prior to their appointment to the sub-committee.

—  The subcommittee must approve the transaction if any members of the CNG Committee have had any related party transactions (other than pre-approved related party transactions as defined under the policy), during the current year or either of the two preceding years.

—  The decisions of the sub-committee are subject to review and approval by the CNG Committee, which coordinates its oversight of related party transactions with the Audit Committee through regular reports to the Audit Committee, including sessions with the Company’s independent auditors.

Related party transactions are broadly construed under the policy:

▪    to include any transaction in which a related party or a family member of a related party has a direct or indirect material interest, which is defined to include any interest having a value in excess of $100,000.

Related party transactions must meet more rigorous standards:

▪    The policy provides that in reviewing related party transactions, the CNG Committee (or sub-committee) should consider the following factors:

—  Are the terms of the related party transaction arm’s length and no more favorable to the related party or the related party’s family member than terms generally available to an unaffiliated third party?

—  What is the financial risk to the Company of the related party transaction?

—  What is the reputational risk to the Company from public disclosure of the related party transaction?

—  Would participation in the related party transaction materially impair the ability of the related party to faithfully discharge his or her duties to the Company?

—  Is the related party transaction in (or not inconsistent with) the best interests of the Company and its stockholders?

Annual Proxy Statement | 2020	Page | 62

TRANSACTIONS WITH RELATED PERSONS

▪    The policy further provides that in reviewing proposed loans to related parties, their family members and any entity in which the related party or their family members have a material interest, the CNG Committee (or sub-committee) should consider the following criteria:

—  Will the loan be made in the ordinary course of the Bank’s business?

—  Does the loan involve a material risk of collectability or other unfavorable features?

—  Loans to directors and certain officers must comply with Regulation O of the Board of Governors of the Federal Reserve System.

—  The loan must not violate the Sarbanes-Oxley Act of 2002 or any other applicable laws.

Outside Business Activity Policy. The Board recognizes that outside business activities may create conflicts of interest and may interfere with an individual’s responsibilities to the Company. The Outside Business Activity Policy is intended to control the participation of employees in outside activities in order to mitigate such risks. As in the past, the Company continues to encourage active participation on the part of directors, officers and employees in service clubs and organizations fostering the betterment of the community, and the active use of various social memberships in maintaining a proper image of the Company’s organization within the community. Under the policy:

▪    All officers and employees of the Company and its subsidiaries may not engage in outside business activities, as defined in the policy, without prior written permission;

▪    Directors shall refrain from engaging in outside business activities which create an actual or apparent conflict of interest between the director and the Company unless they receive a written waiver; and

▪    The policy is administered by the CNG Committee.

Other Transactions with Related Persons

General

Certain of our executive officers and directors, and their related interests, are customers of, or have had transactions with, the Bank in the ordinary course of business, including deposits, loans and other financial services-related transactions. From time to time, the Bank may make loans to executive officers and directors, and their related interests, in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2019, no such related party loans were categorized as nonaccrual, past due, restructured or potential problem loans.

The Bank also has an Employee Loan Program which is available to all employees and offers executive officers, directors and principal stockholders that meet the eligibility requirements the opportunity to participate on the same terms as employees generally, provided that any loan to an executive officer, director or principal stockholder must be approved by the Bank’s Board of Directors. The sole benefit provided under the Employee Loan Program is a reduction in loan fees.

Indemnification for Costs of Counsel for Current and Former Executive Officers and Directors in Connection with Special Committee Investigation, SEC Investigation and Related Matters

On November 3, 2016, in connection with an investigation by the Special Committee of the Company’s Board of Directors, the Company Board authorized and directed the Company to provide indemnification, advancement and/or reimbursement for the costs of separate independent counsel retained by any then-current officer or director, in their individual capacity, with respect to matters related to the investigation, and to advise them on their rights and obligations with respect to the investigation. At the direction of the Company Board, this indemnification, advancement and/or reimbursement is, to the extent applicable, subject to the indemnification agreement that each officer and director previously entered into with the Company, which includes an undertaking to repay any expenses advanced if it is ultimately determined that the officer or director was not entitled to indemnification under such agreements and applicable law. In addition, the Company is providing indemnification, advancement and/or reimbursement for costs related to (i) a formal order of investigation issued by the SEC on January 4, 2017 directed primarily at certain of the issues that the Special Committee reviewed and (ii) any related civil or administrative proceedings against the Company as well as officers currently or previously associated with the Company.  On December 19, 2019, the Company was informed by SEC staff that they have concluded their investigation as to the Company, and they do not intend to recommend an enforcement action against the Company to the SEC. No indemnity costs provided by the Company to any director or officer was in excess of $120,000 during the year ended December 31, 2019.

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INFORMATION ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Notice and Access (Electronic Proxy)

Under what are commonly referred to as the “e-proxy” or “Notice and Access” rules of the SEC, companies may send stockholders a one-page notice that proxy materials are available online instead of mailing a full printed package containing a proxy card, annual report and proxy statement.

The Company is using Notice and Access for the Annual Meeting. As a result, beginning on or about March 30, 2020, the Company sent to most of its stockholders a Notice of Internet Availability of its Proxy Materials (the Notice). If you receive the Notice, you have the option of (i) accessing the proxy materials, including instructions on how to vote online, or (ii) requesting that those materials be sent to you in paper form or by e-mail. The Company may still choose to mail hard copies of proxy materials to all or some stockholders that have not elected to have the Company send hard copies to them.

Copies of Materials

SEC rules allow a single copy of the proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who the Company reasonably believes are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

The Company may household its proxy card, notices (including the Notice), Annual Report and proxy statement to stockholders of record that share an address. This means that stockholders of record sharing an address may not each receive a separate copy of these materials. The Company also understands that certain brokerage firms, banks, or other similar entities holding the Company’s voting common stock for their customers may household proxy materials.  Stockholders sharing an address whose shares of voting common stock are held by such an entity should contact such entity if they now receive: (a) multiple copies of the Company’s proxy materials and wish to receive only one copy of these materials per household in the future; or (b) a single copy of the Company’s proxy materials and wish to receive separate copies of these materials in the future. Additional copies of proxy materials are available upon request by contacting the Company at:

Banc of California, Inc.

ATTN: Corporate Secretary

3 MacArthur Place

Santa Ana, California, 92707

(855) 361-2262

IR@bancofcal.com

Who Can Vote

The record date for the Meeting is March 16, 2020. Only holders of record of the Company’s voting common stock as of the close of business on that date are entitled to notice of and to vote at the Meeting. Each stockholder is entitled to one vote for each share of voting common stock held as of the record date; provided, however, that under Section F of Article 6 of the Company’s charter, no stockholder who beneficially owns more than 10 percent of the shares of voting common stock outstanding as of that date may vote shares held in excess of that amount. At the close of business on the Record Date, there were 49,800,219 outstanding shares of voting common stock.

Voting Shares Held in “Street Name” by a Broker

If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to any “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, your shares will be treated as “broker non-votes”.  Whether or not an item is discretionary is determined by the exchange rules governing your broker.

Proposal II, the ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, is expected to be a discretionary item. The remaining proposals are expected to be non-discretionary items. See Information about the 2020 Annual Meeting of Stockholders—How Shares are Treated when no Voting Instructions are Provided.

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INFORMATION ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Number of Shares Required to be Present to Hold the Meeting

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of at least one-third of the shares of voting common stock outstanding on the Record Date or 16,600,073 shares - will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting.

If a quorum is not present at the scheduled time of the Meeting, the chair of the Meeting or the holders of a majority of the shares of voting common stock entitled to vote who are present, in person or by proxy, may adjourn the Meeting to another date, place or time. The time and place of the adjourned Meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the Meeting.

How to Vote Your Shares

1.	You can vote by mail. If you properly complete, sign and return the proxy card, it will be voted in accordance with your instructions.
2.

You can vote by telephone. If you are a registered stockholder, that is, if your shares are held in your own name, you can vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can vote by telephone.

3.

You can vote via the internet. If you are a registered stockholder, you can vote via the internet by following the instructions included on the proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote via the internet.

4.

You can vote in person at the Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a legal proxy from the holder of your shares indicating that you were the beneficial owner of those shares on the Record Date for voting at the Meeting, and that you are authorized to vote such shares. You are encouraged to vote by proxy prior to the Meeting even if you plan to attend the Meeting in person.

Revoking Your Proxy

If you are a registered stockholder, you can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

▪	submitting another proxy with a later date;
▪	giving written notice of the revocation of your proxy to the Company’s Corporate Secretary prior to the Meeting; or
▪	voting in person at the Meeting. Your proxy will not be automatically revoked by your mere attendance at the Meeting; you must actually vote at the Meeting to revoke a prior proxy.

If you hold your shares through a bank, broker or other nominee, you will need to follow the instructions of your bank, broker or other nominee in order to change your vote.

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INFORMATION ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Board of Directors Voting Recommendations

The voting recommendations from the Board of Directors are as follows:

No.	Proposal	Board Vote Recommendation:

I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.	FOR each director nominee

II.	Ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.	FOR

III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers as disclosed in this proxy statement (say-on-pay).	FOR

How Shares are Treated when no Voting Instructions are Provided

Registered Stockholders. If you are a registered stockholder and you submit a proxy but do not indicate any voting instructions, your shares will be voted according to the Board of Directors’ recommendations as reflected in the chart above under Information About the 2020 Annual Meeting of Stockholders—Board of Directors Voting Recommendations.

Holders of Shares in “Street” Name. If you hold your shares in “street” name through a broker and do not provide your broker with voting instructions, it is expected that your broker will be able to vote your shares on Proposal II, the ratification of the selection of the independent registered public accounting firm, but will be unable to vote your shares on any of the other proposals. See Information about the 2020 Annual Meeting of Stockholders—Voting Shares Held in “Street Name” by a Broker.

Other Matters to be Presented

The Board of Directors knows of no other business that will be presented at the Meeting. If any other matter properly comes before the stockholders for a vote at the Meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

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INFORMATION ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each of the other proposals is as follows:

No.	Proposal	Vote Required	Abstentions	Broker non-votes
I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.	For each director, the number of votes cast for the director’s election must exceed the number of votes withheld or cast against the director’s election.	For Proposals I, II and III, do abstentions count as votes cast? No.	For Proposals I, II and III, do broker non-votes count as votes cast? No.

II.	Ratification of the selection of Ernst and Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.	Affirmative vote of a majority of the votes cast.	What is the effect? An abstention will have no effect on a director’s election and no effect on Proposal II or Proposal III.	What is the effect? A broker non-vote will have no effect on a director’s election and no effect on Proposal II or Proposal III.
III.	Approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement (Say-on-Pay).	Affirmative vote of a majority of the votes cast.

If you abstain from any proposal, your shares will still be included for purposes of determining whether a quorum is present.  Shares treated as broker non-votes on one or more items also will be included for purposes of calculating the presence of a quorum.

Actions Required if any Director Nominee Does Not Receive Required Majority Vote

If a nominee for director who is an incumbent director (which includes each nominee named in this proxy statement) is not elected by a majority of the votes cast at the Meeting, then the Company’s bylaws provide that the following sequence of events shall occur:

▪	the director shall promptly tender his resignation to the Board of Directors;
▪	the CNG Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken; and
▪

the Board of Directors shall act on the tendered resignation, taking into account the CNG Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results.

The CNG Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation may not participate in the recommendation of the CNG Committee or the decision of the Board of Directors with respect to his or her resignation.

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INFORMATION ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

If an incumbent director’s resignation is not accepted by the Board of Directors and/or the director is re-appointed by the Board, the director will continue to serve until his or her successor is duly elected or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or eliminate the vacancy by reducing the size of the Board.

Inspector of Election

The Board of Directors has appointed Computershare to act as Inspector of Election at the Annual Meeting to tabulate the votes cast.

Proxy Solicitation Costs

We will pay the costs of soliciting proxies, and we will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s voting common stock. In addition, our directors, officers or employees may solicit proxies for us in person or by telephone, facsimile, internet or other electronic means for which they will not receive any compensation other than their regular compensation as directors, officers and employees.

Attending the Meeting

Only stockholders and their spouses are entitled to attend the Annual Meeting, and each stockholder and his or her spouse must present a valid, government-issued form of identification in order to be admitted to the Annual Meeting. Each stockholder also must provide proof of ownership of shares of the Company’s voting common stock as of the Record Date. If you are a registered stockholder, proof of ownership will be established by our verification of your name against our list of registered stockholders as of the Record Date. If you hold your shares through a bank, broker or other nominee, any one of the following will suffice as proof of ownership:

▪	Account Statement. Account statement showing share ownership as of the record date.
▪	Notice of Internet Availability of Proxy Materials. The notice of internet availability of proxy materials that you received in the mail containing a valid control number.
▪	E-mail with Voting Instructions. A copy of an e-mail that you received with instructions containing a link to the website where the Company’s proxy materials are available and a valid control number.
▪

Legal Proxy. A valid legal proxy containing a valid control number or a letter from a registered stockholder naming you as proxy. The Inspector of Election for the Annual Meeting will have final authority to determine the validity of any proxy.

▪	Letter from Intermediary. A letter from the bank, broker or other nominee through which you hold your shares confirming your ownership as of the Record Date.

As part of our precautions regarding the coronavirus (COVID-19) pandemic, we are planning for the possibility that the Annual Meeting may be held either solely by means of remote communication (commonly referred to as a “virtual” meeting) or in-person but with stockholders having the option to attend by means of remote communication.  If we take this step, we will announce the decision to do so in advance, and provide information on how to participate, in a press release, which will be filed with the SEC as additional proxy soliciting material.

The Company may, in its sole discretion, permit other individuals to attend the Annual Meeting.

Director Nominees Unable to Stand for Election

If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute director nominee. If a substitute director nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute director nominee unless you have withheld authority to vote for the director nominee replaced.

Annual Proxy Statement | 2020	Page | 68

ADDITIONAL INFORMATION

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

Stockholder Proposals for the Annual Meeting of Stockholders to be Held in 2021

If you intend to present a stockholder proposal at next year’s annual meeting of stockholders, your proposal must be received by the Company at its executive offices, located at 3 MacArthur Place, Santa Ana, California 92707, no later than November 30, 2020 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that Meeting, provided that if the date for next year’s annual meeting is changed by more than 30 days from the anniversary date of the Annual Meeting, then such proposal must be received by the Company at its executive offices at a reasonable time before the Company begins to print and send its proxy materials for next year’s annual meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s charter and bylaws and Maryland law.

The Company’s bylaws contain additional notification requirements for stockholder proposals, regardless of whether they are submitted for inclusion in the Company’s proxy materials. For a stockholder proposal to be considered for presentation at next year’s annual meeting, written notice of the proposal containing the information set forth in Section 1.09 of the Company’s bylaws must be received by the Company no later than February 13, 2021 and no earlier than January 14, 2021. If, however, the date of the next annual meeting of stockholders is before April 14, 2021 or after July 13, 2021, notice of the stockholder proposal must be delivered no earlier than the 120th day prior to the date of the next annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the day of the meeting or the 10th day following the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

APPENDICES

Appendix A	ADDITIONAL INFORMATION REGARDING CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

As reported in the Company’s Current Report on Form 8-K filed on March 7, 2019, on March 1, 2019, the Audit Committee concluded a competitive review process of independent registered public accounting firms, and, as a result of this process and following careful deliberation, the Audit Committee approved the dismissal of KPMG LLP (KPMG) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 and made the decision to engage Ernst & Young LLP (Ernst & Young) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. Thereafter, KPMG continued to perform the Company’s compliance audit conducted in accordance with the U.S. Department of Housing and Urban Development Audit Guide for the year ended December 31, 2018, which has now been completed and, accordingly, the audit-client relationship with KPMG has ended.

▪

During the Company's two fiscal years ended December 31, 2018 and 2017, and the subsequent interim period in 2019 and preceding KPMG’s dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statements for 2018 and 2017.

▪

During the two fiscal years ended December 31, 2018 and 2017, and the subsequent interim period preceding KPMG’s dismissal, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

▪

The audit reports of KPMG on the Company's consolidated financial statements for each of the two fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

▪

During the Company's two fiscal years ended December 31, 2018 and 2017, and the subsequent interim period in 2019 and prior to the engagement of Ernst & Young, neither the Company, nor anyone on its behalf, consulted with Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event" (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K and the related instructions, respectively).

Annual Proxy Statement | 2020	Page | 70

Your vote matters – here’s how to vote!  You may vote online or by phone instead of mailing this card.  Votes submitted electronically must be received by 9:00 P.M., Pacific Daylight Time, on May 13, 2020.  Online Go to www.envisionreports.com/BANC or scan the QR code — login details are located in the shaded bar below.  Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada  Save paper, time and money!  Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/BANC  Annual Meeting Proxy Card  qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q  A Proposals — The Board of Directors recommends a vote FOR all director nominees under Proposal I, and FOR on Proposals II and III. 1. Election of Directors, each for a term of one year: + For Against Abstain For Against Abstain For Against Abstain  01 - James “Conan” Barker 02 - Mary A. Curran 03 - B.A. Fallon-Walsh  04 - Bonnie G. Hill 05 - Richard J. Lashley 06 - Jonah F. Schnel  07 - Robert D. Sznewajs 08 - Andrew Thau 09 - Jared M. Wolff  10 - W. Kirk Wycoff  For Against Abstain For Against Abstain  II. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered accounting firm for the year ending December 31, 2020.  III. Approval, on an advisory and non-binding basis, of the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting.  B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.  Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.  1UPX  +  03725E

Banc of California, Inc.  2020 Annual Meeting of Stockholders  Thursday, May 14, 2020, 8:00 A.M. Pacific Daylight Time Balboa Bay Resort 1221 West Coast Highway Newport Beach, California 92663  Small steps make an impact.  Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BANC  qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q  Proxy — Banc of California, Inc. + 2020 Annual Meeting of Stockholders  Balboa Bay Resort, 1221 West Coast Highway, Newport Beach, California 92663 Proxy Solicited by the Board of Directors for the Annual Meeting — May 14, 2020  The undersigned hereby appoints Ido Dotan, Lynn Hopkins, and Jared Wolff, and each of them, as proxies, with full power of substitution, and authorizes them to represent and vote, as directed on the reverse side, all shares of the voting common stock, par value $0.01 per share, of the Company held of record by the undersigned as of the close of business on March 16, 2020, at the Company’s 2020 Annual Meeting of Stockholders (the Annual Meeting) to be held on May 14, 2020 at 8:00 A.M. Pacific Daylight Time, at Balboa Bay Resort, 1221 West Coast Highway, Newport Beach, California 92663, and at any and all adjournments or postponements thereof. Information regarding how to vote in person can be found in our Proxy Statement.  The Board of Directors recommends a vote FOR the election of all director nominees under Proposal I, FOR on Proposal II, and FOR on Proposal III.  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES UNDER PROPOSAL I, “FOR” ON PROPOSAL II, AND “FOR” ON PROPOSAL III. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.  (Items to be voted appear on reverse side)  C Non-Voting Items  Change of Address — Please print new address below.  Comments — Please print your comments below.  Meeting Attendance  Mark box to the right if  you plan to attend the  Annual Meeting.  +